UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
COMMERCIAL METALS COMPANY
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

We're more than steel.

it's what's **inside** that counts

Notice of 2024 Annual Meeting and Proxy Statement

Notice of 2024 Annual Meeting of Stockholders

	Item of Business	For More Information See Page	Board Recommendation	Meeting Information

When:

Wednesday, January 10, 2024,
10:00 a.m. Central Standard Time

Place:

CMC Hall, 9th Floor

6565 North MacArthur Blvd.

Irving, Texas 75039

(our principal executive office)

Who Can Vote:

Stockholders of record at the close of
business on November 13, 2023

Item 1	To elect three director nominees to serve as Class II directors until the 2027 annual meeting of stockholders	18	FOR
Item 2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2024	74	FOR
Item 3	To approve, on an advisory basis, the compensation of our named executive officers	76	FOR
Item 4	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation	77	ONE YEAR
	Any other business that may properly come before the 2024 annual meeting of stockholders (“Annual Meeting”)

This Notice, the Proxy Statement and the Proxy Card are being made available, and the Notice Regarding the Availability of Proxy Materials is being sent commencing on approximately November 21, 2023 to stockholders of record at the close of business on November 13, 2023.

Whether or not you expect to attend the Annual Meeting, we hope you will date and sign the enclosed Proxy Card and mail it promptly in the enclosed stamped envelope. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option.

If you submit your proxy by telephone or over the Internet, you do not need to return your Proxy Card by mail.

By Order of the Board of Directors,

JODY K. ABSHER

Senior Vice President, Chief Legal Officer and Corporate Secretary

Irving, Texas

November 21, 2023

How to Vote: It is important that your shares be represented and voted at the Annual Meeting. We urge you to vote by using any of these methods.
Via the Internet www.proxypush.com/CMC
By Telephone 1-866-362-4503
By Mail Mark, sign, date and mail your Proxy Card in the postage-paid envelope provided
In Person Attend the Annual Meeting and vote by ballot

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of

Stockholders: The Proxy Statement and Annual Report are available at

www.proxydocs.com/CMC. Please reference the control number on your Proxy Card and on the Notice Regarding the Availability of Proxy Materials.

Cautionary Note Regarding Forward-Looking Statements; Available Information

This proxy statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this proxy statement. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases, as well as by discussions of strategy, plans, or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this proxy statement. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. We describe risks and uncertainties that could cause actual results and events to differ materially in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, in Part I, Item 1A, “Risk Factors” of our annual report on Form 10-K for the fiscal year ended August 31, 2023. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

References to our website in this proxy statement are provided as a convenience, and the information on our website is not, and shall not be deemed to be a part of this proxy statement or incorporated into any other filings we make with the SEC.

To Be Held On January 10, 2024

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Commercial Metals Company (“we,” “CMC,” or the “Company”) for use at the Annual Meeting to be held on Wednesday, January 10, 2024 at 10:00 a.m., Central Standard Time, in CMC Hall at CMC’s corporate headquarters at 6565 North MacArthur Boulevard, 9th Floor, Irving, Texas 75039, and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which this proxy statement and accompanying proxy card are first being made available to stockholders is November 21, 2023.

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless you specifically request a printed copy. Instead, on or about November 21, 2023, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report on the Internet. The Notice Regarding the Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice Regarding the Availability of Proxy Materials will also instruct you as to how you may submit your proxy on the Internet.

Shares represented by each proxy, if properly executed and returned to us prior to the Annual Meeting in accordance with the instructions in the accompanying proxy card and the Notice Regarding the Availability of Proxy Materials, will be voted as directed, but if not otherwise specified, will be voted as follows:

•	FOR Proposal 1 – the election of the three director nominees named in this proxy statement;

•	FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2024;

•	FOR Proposal 3 – the proposal to approve, on an advisory basis, the compensation of our named executive officers; and

•	ONE YEAR for Proposal 4 – the advisory vote on the frequency of future advisory votes on executive compensation.

A stockholder executing a proxy may revoke it at any time before it is voted (or in the case of voting by telephone or Internet, prior to the close of voting) by giving written notice to the Corporate Secretary of the Company, by subsequently executing and delivering a new proxy or by voting in person at the Annual Meeting.

Stockholders of record can simplify their voting and reduce our cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder’s shares are held in the name of a bank, broker, trust or other nominee, the availability of telephone and Internet voting will depend upon the voting processes of the bank, broker, trust or other nominee. Accordingly, stockholders should follow the voting instructions on the form they receive from their bank, broker, trust or other nominee.

Commercial Metals Company    2024 Proxy Statement    1

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

Stockholders who elect to vote via telephone or the Internet may incur telecommunications and Internet access charges and other costs for which they are solely responsible. Instructions for voting via telephone or the Internet are contained in the Notice Regarding the Availability of Proxy Materials you received. Only stockholders of record as of the close of business on November 13, 2023 are entitled to notice of and to attend and/or vote at the Annual Meeting or any adjournments of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office located at 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039 for a period of 10 days prior to the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting. Proof of ownership of CMC common stock, as well as a form of government-issued photo identification, must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker, trust or other nominee, you must bring a legal proxy or other proof from that bank, broker, trust or other nominee granting you authority to vote your shares directly at the Annual Meeting.

Commercial Metals Company    2024 Proxy Statement    2

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time January 10, 2024 10:00 a.m. CST	Location CMC Hall, 9th Floor 6565 North MacArthur Blvd. Irving, Texas 75039
Record Date November 13, 2023

Voting

Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock entitles the holder thereof to one vote for each director to be elected and one vote for each of the other matters to be voted upon.

Voting Matters	Page	Board Vote Recommendation

Proposal 1 Election of Directors	18	FOR each of our Board’s Director Nominees

Proposal 2 Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm	74	FOR

Proposal 3 Advisory vote on executive compensation	76	FOR

Proposal 4 Advisory vote on the frequency of future advisory votes on executive compensation	77	ONE YEAR

Significant Developments

•  Our Board appointed a new President and CEO as part of the Company’s formal succession plan.

•  We updated our branding, including our logo, to better reflect our expansion into new markets and our broader product offerings.

•  We achieved significant progress on executing our strategic growth plan, including the commissioning of our Arizona 2 micro mill, the groundbreaking of our Steel West Virginia micro mill and the execution of six strategic acquisitions valued at approximately $235 million.

Fiscal Year 2023 Highlights

Another Exceptional Year

$1.3B	Record Annual Cash Flow From Operating Activities

$859.8M	Net Earnings

$1.46B	Core EBITDA[1]

$101M	Shares Repurchased under $350M Buyback Program

Record Employee Safety Performance

114 CMC facilities had no recordable injuries in fiscal year 2023

[1]	“Core EBITDA” is a non-GAAP measure. Please refer to Appendix A for more information.

Commercial Metals Company    2024 Proxy Statement    3

PROXY STATEMENT SUMMARY

Director Nominee Highlights

VICKI L. AVRIL-GROVES Retired – Former President and CEO of IPSCO Tubulars, Inc. Age: 69 Director Since: 2014 Committees: «●● Other Public Company Boards: 2	JOHN R. MCPHERSON Former EVP and Chief Financial & Strategy Officer of Vulcan Materials Co. Age: 55 Director Since: 2022 Committees: ●● Other Public Company Boards: None	BARBARA R. SMITH Executive Chairman of the Board of CMC Age: 64 Director Since: 2017 Other Public Company Boards: 1

Continuing Director Highlights

LISA M. BARTON President and COO of Alliant Energy Corp. Age: 58 Director Since: 2020 Committees: «● ● Other Public Company Boards: None	PETER R. MATT President and CEO of CMC Age: 61 Director Since: 2020 Other Public Company Boards: None	GARY E. MCCULLOUGH Retired – Former CEO of ARI Packaging, Inc. Age: 64 Director Since: 2021 Committees: «●● Other Public Company Boards: 1

SARAH E. RAISS ◆ Retired – Former EVP, Corporate Services of TransCanada Corp. Age: 66 Director Since: 2011 Committees: ●● Other Public Company Boards: 2	CHARLES L. SZEWS Retired – Former President and CEO of Oshkosh Corp. Age: 66 Director Since 2014 Committees: «●● Other Public Company Boards: 1	ROBERT S. WETHERBEE Board Chair and CEO of ATI Inc. Age: 64 Director Since: 2023 Committees: ●● Other Public Company Boards: 1
◆ Lead Director « Committee Chair ● Audit Committee ● Compensation Committee ● Finance Committee ● Nominating and Corporate Governance Committee

Commercial Metals Company    2024 Proxy Statement    4

PROXY STATEMENT SUMMARY

Board Highlights

Board Skills, Experience & Diversity Matrix*

The skills and experiences set forth below are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to the
Company’s business.

	Vicki Avril-Groves	Lisa Barton	Peter Matt	Gary McCullough	John McPherson	Sarah Raiss	Barbara Smith	Charles Szews	Robert Wetherbee

Public Company CEO or Senior Executive	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Finance/Accounting	✓		✓	✓	✓		✓	✓	✓
Global Business Experience	✓		✓	✓		✓	✓	✓	✓
Strategy/M&A	✓	✓	✓	✓	✓	✓	✓	✓	✓
Cyber/Information Technology	✓	✓	✓		✓	✓	✓	✓	✓
Government/Regulatory/Trade Matters	✓	✓		✓	✓	✓	✓	✓	✓
Environmental/Sustainability/Climate	✓	✓			✓		✓	✓	✓
Human Capital Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Metals or Related Industry Experience	✓	✓	✓		✓		✓	✓	✓
Manufacturing Experience	✓		✓	✓	✓		✓	✓	✓
Ethnically/Racially or Gender Diverse	✓	✓		✓		✓	✓

*  The table above summarizes the key skills, attributes and experiences of each director nominee and continuing director. A check indicates that the director is either a subject matter expert or acquired the attribute through direct experience or direct managerial experience. The fact that a specific skill or experience is not designated does not mean the director lacks knowledge or experience in the area. Each director also contributes other important skills, expertise, experience and personal attributes to our Board that are not reflected in the table above. Additional information regarding the experience, skills and other qualifications of each of our director nominees and continuing directors is included under Proposal 1 – Election of Directors.

Commercial Metals Company    2024 Proxy Statement    5

PROXY STATEMENT SUMMARY

Environmental, Social and Governance Highlights

By identifying and proactively addressing environmental, social and governance (“ESG”) risks and opportunities, CMC protects and creates value for its stockholders, employees, customers and society as a whole. Our Board maintains oversight over ESG issues at the full Board level and through relevant committees. Our Vice President, Strategy, Government Affairs and Sustainability, Chief Legal Officer and Chief Human Resources and Communications Officer, along with other members of management, provide the Board with regular updates on ESG topics, including the Company’s progress toward our short-term and long-term goals. Also, as part of our ESG management framework, we established a Sustainability Leadership Council in 2020 that is composed of representatives from various operational and functional areas of the Company. The Sustainability Leadership Council is responsible for implementing our sustainability strategy, tracking our ESG progress, and educating managers and employees on sustainability initiatives and best practices. The Sustainability Leadership Council is also responsible for investigating new ESG opportunities, strategies and emerging technologies that have the potential to improve CMC’s performance.

Highlights of our fiscal year 2023 ESG accomplishments and practices are set forth below. Additional information regarding the Company’s ESG efforts can be found in our annual Sustainability Report as well as the Sustainability section of our website at www.cmc.com.

Environmental

82%	88%	12%

increase in electricity from renewable sources since fiscal year 2019	water recycling and reuse rate	decrease in Scope 1 and Scope 2 emissions intensity since fiscal year 2019

Ahead of Schedule

In 2020, we established goals to increase our use of renewable energy and reduce our energy consumption, Greenhouse Gas (“GHG”) emissions and water withdrawal by 2030. As of August 31, 2023, we are ahead of schedule on three of our four goals.

(1)	We remain committed to our water withdrawal goals and are evaluating effective methods to accomplish meaningful reductions in use.

64%	8.9M	82%

less CO2 emitted from CMC’s electric arc furnace (EAF) mills than the industry average(2)	U.S. short tons(3) of recycled metal kept out of landfills in fiscal year 2023	less energy usage than the global industry average(2)

(2)	Industry averages taken from the World Steel Association indicators 2020 data.
(3)	A U.S. short ton is a unit of weight equal to 2,000 pounds.

Commercial Metals Company    2024 Proxy Statement    6

PROXY STATEMENT SUMMARY

Social

56%	49%

of our director nominees and continuing directors are ethnically/ racially or gender diverse	of our employees are ethnically/racially or gender diverse as of August 31, 2023

Newsweek voted CMC as 19th overall in the Materials & Chemicals Industry, 39th in Environmental in the Materials & Chemicals Industry, and 24th in Social in the Materials & Chemicals Industry for America’s Most Responsible Companies

CMC is a sponsor of the American Cancer Society’s Fit2Be Cancer Free Challenge

CMC is a proud partner of the American Heart Association	CMC Poland named one of Forbes’ 300 Best Employers in Poland	Named by The Dallas Morning News as one of the Top 100 Places to Work in Dallas-Fort Worth

Governance

Board Composition

•  Diversity in Board composition (ethnically/racially or gender diverse directors comprise 56% of our Board; 83% of our Board leaders are ethnically/racially or gender diverse)

•  Regular executive sessions of independent directors at Board and committee meetings

•  Independent Lead Director with robust duties

•  Seven of nine directors are independent

•  All Board committees are comprised of independent directors

•  Commitment to Board diversity

•  Proactive Board refreshment with three new directors in the last three years

Effective Practices

•  Directors limited to three other public company directorships, and the CEO is limited to one other public company directorship

•  Annual Board and committee self-evaluations and individual director evaluations

•  Non-employee director stock ownership guidelines require at least 5x annual cash retainer

•  Succession planning for senior leadership

•  Robust risk management framework, with multiple layers of risk assessment and mitigation

•  Board and committees regularly review ESG matters

•  Annual review of committee charters and Corporate Governance Guidelines

Stockholder Rights

•  One class of outstanding shares with each share entitled to one vote

•  Stockholder right to call special meetings

•  Annual advisory approval of executive compensation

•  Stockholder proxy access right

•  Majority voting with director resignation policy for uncontested elections

•  No poison pill

Commercial Metals Company    2024 Proxy Statement    7

PROXY STATEMENT SUMMARY

Executive Compensation Advisory Vote

We are asking stockholders to approve, on a non-binding advisory basis, our named executive officer (“NEO”) compensation as described in this proxy statement. Our Board recommends a FOR vote because it believes that our compensation policies and practices are reasonable, competitive and highly focused on pay-for-performance principles, as described in more detail in Proposal 3 on page 76.

Aligning Pay and Performance

The Compensation Committee of our Board (the “Compensation Committee”) designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance.

Strong financial performance in fiscal year 2023 resulted in above target payouts under the performance-based stock units (“PSUs”) and Commercial Metals Company 2013 Cash Incentive Plan (“Annual Cash Incentive Plan”).

(1)	Adjusted EBITDA for Compensation Purposes (“Adjusted EBITDA (Comp)”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)	Relative Total Stockholder Return (“Relative TSR”) performance and PSU payouts are for the three-year period ended August 31, 2023.
(3)

As used in this proxy statement “Adjusted Earnings (Comp)” means adjusted earnings from continuing operations for compensation purposes. Adjusted Earnings (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

(4)	Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Commercial Metals Company    2024 Proxy Statement    8

PROXY STATEMENT SUMMARY

Elements of Target 2023 Compensation

The Compensation Committee designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. As illustrated below, for fiscal year 2023, approximately 87% of the targeted annual compensation for the CEO and, on average, 77% of the targeted annual compensation for our other NEOs was variable or “at risk” and tied to CMC’s performance.

Compensation Governance Practices

The following are highlights of CMC’s compensation governance framework, which the Compensation Committee believes reinforces our pay-for-performance philosophy:

What we do:

✓	Target total compensation at approximately the 50th percentile of Peer Data (as defined on page 37)

✓	Independent executive compensation consultant

✓	Double trigger vesting upon a change in control for equity awards

✓	Analyze risk when setting executive compensation

✓	Majority of NEO compensation is at risk

✓	Multiple performance metrics and multi-year vesting timeframes, emphasizing Adjusted Earnings (Comp), Adjusted EBITDA (Comp), ROICC and Relative TSR measures
✓	At least 50% of long-term incentive awards are in the form of PSUs

✓	Limited perquisites

✓	Double trigger for market-based severance upon a change in control

✓	Clawback policy for executive incentive compensation

✓	Robust NEO and director stock ownership and retention guidelines

Commercial Metals Company    2024 Proxy Statement    9

PROXY STATEMENT SUMMARY

What we don’t do:

×	No hedging, pledging or short sales of CMC stock by directors, officers or employees

×	No dividend equivalents on stock options

×	No tax gross-up reimbursement payments to our executives for excise taxes on payments received in connection with a change in control or under Section 409A of the Internal Revenue Code (the “Code”)

×	No guaranteed incentive bonus payments
×	No repricing of stock options without stockholder approval

×	No acceleration of vesting upon retirement for equity awards

×	No exceptions on the prohibition of pledging CMC stock as collateral

Commercial Metals Company    2024 Proxy Statement    10

INFORMATION ABOUT THE MEETING AND VOTING

These materials were provided to you because our Board is soliciting your proxy to vote at the Annual Meeting, and at any postponements or adjournments of the Annual Meeting. This proxy statement describes the matters on which you, as a stockholder, are entitled to vote. It also provides information that is intended to assist you in making an informed vote on the proposals described in this proxy statement. Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about November 21, 2023, we intend to mail a Notice Regarding the Availability of Proxy Materials to our stockholders of record and beneficial owners. The Notice Regarding the Availability of Proxy Materials will explain how you may access the proxy materials on the Internet and how you may vote your proxy. If you receive a Notice Regarding the Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice Regarding the Availability of Proxy Materials. Our Board encourages you to take advantage of the availability of the proxy materials on the Internet.

Q:	Why did my household receive only one copy of the Notice Regarding the Availability of Proxy Materials or proxy materials?

A:

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice Regarding the Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice Regarding the Availability of Proxy Materials or separate copy of our proxy materials, you may so request by contacting the Corporate Secretary of CMC at (214) 689-4300 or by mail to 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Corporate Secretary at the contact information shown above.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only stockholders of record as of the close of business on November 13, 2023 are entitled to notice of and to attend and/or vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Each share of our common stock is entitled to one vote for each director to be elected and one vote for each of the other matters to be voted on.

Q:	How can I vote my shares?

A:

You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may vote your shares by telephone or the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials. You may also vote your shares by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card that you will then receive. Each of these procedures is explained below. Even if you plan to attend the Annual Meeting, our Board recommends that you submit a proxy card in advance by telephone, Internet or mail. In this way, your shares of common stock will be voted as directed by you even if you are unable to attend the Annual Meeting.

Q:	May I change my vote?

A:	Yes. You may change your vote or revoke your proxy by taking any of the following actions:

•	by giving written notice to the Corporate Secretary of CMC at 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039 at any time before your vote is exercised at the Annual Meeting;

•	by subsequently executing and delivering a new proxy at any time before it is exercised at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Commercial Metals Company    2024 Proxy Statement    11

INFORMATION ABOUT THE MEETING AND VOTING

Q:	How many shares must be present to conduct the Annual Meeting?

A:

We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. As of the close of business on November 13, 2023, the record date for determining stockholders entitled to vote at the Annual Meeting, there were 117,009,039 shares of our common stock, par value $0.01 per share, outstanding, not including approximately 12,051,625 treasury shares. There were no shares of our preferred stock outstanding on November 13, 2023.

Q:	How do I vote if I cannot attend the Annual Meeting in person?

A:

By voting your shares by telephone or via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials or, if you requested a printed copy of our proxy materials, by signing, dating and returning the proxy card you received, you will enable Peter R. Matt, Paul J. Lawrence and Jody K. Absher, each of whom is named on the proxy card as a “Proxy Holder,” to vote your shares at the Annual Meeting in the manner you indicate. When you vote your shares by proxy, you can specify whether your shares should be voted for or against each of the director nominees identified in Proposal 1. You can also specify how you want your shares voted with respect to Proposals 2, 3 and 4, which are described elsewhere in this proxy statement.

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If you vote by proxy and any other matters are properly presented at the Annual Meeting for consideration, the Proxy Holders will have discretion to vote for you on those matters.

•

By Telephone:    You can vote by telephone by following the instructions provided on the Notice Regarding the Availability of Proxy Materials. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone authorizes the Proxy Holders to vote your shares in the same manner as if you had submitted a validly executed proxy card.

•

Via the Internet:    You can vote your shares via the Internet, prior to the Annual Meeting, at www.proxypush.com/CMC. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting via the Internet authorizes the Proxy Holders to vote your shares in the same manner as if you had submitted a validly executed proxy card.

•	By Mail: You can vote by mail by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card you will then receive in the postage-paid envelope provided.

Q:	May I vote in person at the Annual Meeting?

A:

Yes, you may vote your shares at the Annual Meeting if you attend in person and use a written ballot. However, if your shares are held in the name of a bank, broker, trust or other nominee, you must bring a legal proxy or other proof from that bank, broker, trust or other nominee granting you authority to vote your shares directly at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by telephone, Internet or mail as described in the Notice Regarding the Availability of Proxy Materials you previously received.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are the “stockholder of record” of those shares, and this proxy statement and any accompanying documents have been provided directly to you by CMC.

In contrast, if you purchased your shares through a bank, broker, trust or other nominee, the bank, broker, trust or other nominee is the “stockholder of record” of those shares. Generally, when this occurs, the bank, broker, trust or other nominee automatically puts your shares into “street name,” which means that the bank,

Commercial Metals Company    2024 Proxy Statement    12

INFORMATION ABOUT THE MEETING AND VOTING

broker, trust or other nominee holds your shares in its name or another nominee’s name and not in your name, but keeps records showing you as the real or “beneficial owner.” If you hold shares beneficially in “street name,” this proxy statement and any accompanying documents have been forwarded to you by your bank, broker, trust or other holder of record.

Q:	What are broker non-votes?

A:

A broker non-vote occurs when a bank, broker, trust or other nominee does not vote on a particular proposal because the bank, broker, trust or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes are included in the number of shares present at the Annual Meeting for purposes of determining a quorum. Broker non-votes are not counted as votes cast either “for” or “against” a director nominee’s election and are not counted for purposes of determining the voting power with respect to a particular proposal. As described below, banks, brokers, trusts and other nominees will not have discretion to vote on the election of directors, the advisory vote on executive compensation or the advisory vote on the frequency of future advisory votes on executive compensation.

Q:	Will my shares be voted if I do not provide instructions to my bank, broker, trust or other nominee?

A:

If you are the beneficial owner of shares held in “street name” by a bank, broker, trust or other nominee, the bank, broker, trust or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Under applicable New York Stock Exchange (“NYSE”) rules, if you hold your shares through a bank, broker, trust or other nominee, and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee does not have the discretion to vote on the election of directors, the advisory vote on executive compensation or the advisory vote on the frequency of future advisory votes on executive compensation. THEREFORE, UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BANK, BROKER, TRUST OR OTHER NOMINEE HOLDING SHARES ON YOUR BEHALF, THE BANK, BROKER, TRUST OR OTHER NOMINEE WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES ON THESE PROPOSALS. We strongly encourage you to vote your proxy or provide voting instructions to the bank, broker, trust or other nominee so that your vote on these matters will be counted.

Under NYSE rules, if you hold your shares through a bank, broker, trust or other nominee and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee will have the discretion to vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2024.

Q:	What are the proposals and what is the required vote for each?

A: •

Proposal 1: Election of Directors. In an uncontested election of directors, each director is elected by the vote of the majority of the votes cast. A majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” such director nominee. Abstentions and broker non-votes will not be counted as votes cast either “for” or “against” a director nominee’s election and therefore will have no effect on the outcome.

Pursuant to our Corporate Governance Guidelines, in an uncontested election of directors, any director nominee who has a greater number of votes “against” his or her election than votes “for” such election is required to promptly tender his or her resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance thereof by our Board, and such director will continue in office until such resignation is accepted or, if not accepted, until such director’s successor shall have been elected and qualified. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) shall promptly consider the tendered resignation and a range of possible responses based on the circumstances, if known, that led to the election results and recommend to our Board whether to accept or reject the resignation offer or whether other action should

Commercial Metals Company    2024 Proxy Statement    13

INFORMATION ABOUT THE MEETING AND VOTING

be taken with respect thereto. Our Board will act upon such recommendation(s) within 120 days following certification of the stockholder vote and shall promptly disclose its decision regarding whether to accept the director’s resignation offer.

Any director who tenders a resignation pursuant to our Corporate Governance Guidelines shall not participate in either the Nominating and Corporate Governance Committee’s deliberations or recommendation or our Board’s deliberations, in each case regarding whether to accept the resignation offer or take other action. If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

•

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 2 to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2024. An abstention on Proposal 2 will have the same effect as a vote against Proposal 2. Broker non-votes are not applicable to Proposal 2.

•

Proposal 3: Advisory Vote on Executive Compensation. Proposal 3 is being submitted to enable stockholders to approve, on an advisory basis, the compensation of our named executive officers. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 3. An abstention on Proposal 3 will have the same effect as a vote against Proposal 3. A broker non-vote will not have any effect on Proposal 3 and will not be counted. Proposal 3 is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

•

Proposal 4: Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. Proposal 4 is being submitted to enable stockholders to select, on an advisory basis, whether the advisory vote on executive compensation should be held every one, two or three years. Proposal 4 will be approved by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, such that the option receiving the most votes will be considered the recommendation of the stockholders. Abstentions and broker non-votes will not have any effect on Proposal 4. Proposal 4 is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making a determination regarding the frequency of future advisory votes on executive compensation.

Q:	What are the recommendations of our Board?

A:	Our Board recommends that you vote:

•	FOR Proposal 1 – the election of the three director nominees nominated by our Board and named in this proxy statement;

•	FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2024;

•	FOR Proposal 3 – the proposal to approve, on an advisory basis, the compensation of our named executive officers; and

•	ONE YEAR for Proposal 4 – the advisory vote on the frequency of future advisory votes on executive compensation.

Q:	Who will count the votes?

A:	Votes will be counted by one or more independent inspectors of election appointed by CMC for the Annual Meeting.

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INFORMATION ABOUT THE MEETING AND VOTING

Q:	What happens if the Annual Meeting is adjourned?

A:

If we adjourn the Annual Meeting, we will conduct the same business at the adjourned meeting, and our Board can decide to set a new record date for determining stockholders entitled to vote at the adjourned meeting, or decide to only allow the stockholders entitled to vote at the original meeting to vote at the adjourned meeting. According to CMC’s amended and restated bylaws, when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally scheduled to take place, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, our Board will fix a new record date for notice of such adjourned meeting and will give notice of the adjourned meeting to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Q:	Whom can I contact if I have questions?

A:	If you have any questions about the Annual Meeting or how to vote your shares, please call the office of our Senior Vice President, Chief Legal Officer and Corporate Secretary at (214) 689-4300.

Q:	Where can I find the voting results?

A:	We will report the voting results in a Current Report on Form 8-K that will be filed with the SEC within four business days of the Annual Meeting.

Commercial Metals Company    2024 Proxy Statement    15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

On the basis of filings with the SEC and other information, we believe that based on 117,009,039 shares of our common stock issued and outstanding as of the close of business on November 13, 2023, the following persons beneficially owned more than five percent (5%) of our outstanding common stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	15,830,502	13.5%
55 East 52nd Street New York, NY 10055
The Vanguard Group(2)	12,372,451	10.6%
100 Vanguard Blvd. Malvern, PA 19355
FMR LLC(3)	8,379,133	7.2%
245 Summer Street Boston, MA 02210
Dimensional Fund Advisors LP(4)	7,830,526	6.7%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
(1)

Based on the information provided pursuant to Amendment No. 1 to the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2023 (the “BlackRock Schedule 13G”). BlackRock reported that, as of December 31, 2022, it had sole voting power with respect to 15,337,730 shares of common stock and sole dispositive power with respect to 15,830,502 shares of common stock. The BlackRock Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that no one person’s interest in the common stock is more than 5% of the total outstanding common shares.

(2)

Based on the information provided pursuant to Amendment No. 13 to the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2023 (the “Vanguard Schedule 13G”). Vanguard reported that, as of December 30, 2022, it had shared voting power with respect to 123,343 shares of common stock, sole dispositive power with respect to 12,143,961 shares of common stock, and shared dispositive power with respect to 228,490 shares of common stock. The Vanguard Schedule 13G states that no one other person’s interest in the common stock is more than 5% of the total outstanding common shares.

(3)

Based on the information provided pursuant to Amendment No. 2 to the Schedule 13G filed by FMR LLC (“FMR”) with the SEC on February 9, 2023 (the “FMR Schedule 13G”). FMR reported that, as of December 30, 2022, it had sole voting power with respect to 8,373,464 and sole dispositive power with respect to 8,379,133 shares of common stock. The FMR Schedule 13G states that Abigail P. Johnson is a director, the Chairman and the Chief Executive Officer of FMR, and members of the Johnson family, including Abigail P. Johnson, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(4)

Based on the information provided pursuant to Amendment No. 9 to the Schedule 13G filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 10, 2023 (the “DFA Schedule 13G”). DFA reported that, as of December 30, 2022, it had sole voting power with respect to 7,699,172 shares of common stock and sole dispositive power with respect to 7,830,526 shares of common stock. The DFA Schedule 13G states that various funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that the interest of any one such fund does not exceed 5% of the total outstanding common shares.

Commercial Metals Company    2024 Proxy Statement    16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us about the beneficial ownership of our common stock as of the close of business on November 13, 2023 by each current director, our NEOs and all current directors and NEOs as a group based on 117,009,039 shares of our common stock issued and outstanding as of the close of business on November 13, 2023. We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to securities that the person has the right to acquire within 60 days. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares listed.

Name	Owned Shares of Common Stock		Percentage of Common Stock Beneficially Owned
Directors and Director Nominees (excluding Mr. Matt and Ms. Smith)
Vicki L. Avril-Groves	66,392	(1)	*
Lisa M. Barton	16,899		*
Gary E. McCullough	14,330		*
John R. McPherson	10,324	(2)	*
Sarah E. Raiss	94,373	(3)	*
Charles L. Szews	54,879		*
Robert S. Wetherbee	2,381		*
Named Executive Officers			*
Barbara R. Smith	550,599	(4)	*
Peter R. Matt	19,015		*
Paul J. Lawrence	144,525		*
Ty L. Garrison	102,200		*
Jody K. Absher	29,782		*
Jennifer J. Durbin	29,195		*
All directors, director nominees and executive officers as a group (13 persons)	1,134,894	(5)	1.0%
*	Percentage ownership of less than one percent (1%)
(1)	Includes 27,525 deferred restricted stock units (“RSUs”) that Ms. Avril-Groves has elected to have distributed not more than 60 days immediately following termination of service.
(2)

Includes 5,324 deferred RSUs that Mr. McPherson has elected to have distributed not more than 60 days immediately following termination of service and 5,000 shares of common stock owned indirectly through a limited partnership.

(3)	Includes 15,977 deferred RSUs that Ms. Raiss has elected to have distributed not more than 60 days immediately following termination of service and 2,492 RSUs vesting on January 11, 2024.
(4)	Includes 283,785 shares of common stock owned indirectly through a limited partnership.
(5)	Includes 2,492 RSUs vesting within 60 days of November 13, 2023 and 48,826 deferred RSUs to be distributed not more than 60 days immediately following termination of service.

Commercial Metals Company    2024 Proxy Statement    17

PROPOSAL 1 — ELECTION OF DIRECTORS

Information about our Board and the Director Nominees

Our certificate of incorporation divides our Board into three classes. Our Board currently consists of nine directors with three directors in each class.

The term of office of our current Class II directors expires at the Annual Meeting. There are three Class II director nominees standing for election at the Annual Meeting.

The term of the Class II directors elected at the Annual Meeting ends at the 2027 annual meeting of stockholders. The term of the Class III directors ends at the 2025 annual meeting of stockholders, and the term of the Class I directors ends at the 2026 annual meeting of stockholders.

Proxies cannot be voted for the election of more than three persons to our Board at the Annual Meeting.

Each director nominee named in this proxy statement has consented to being named in this proxy statement and to serve if elected. If any director nominee is unable to serve or for good cause will not serve, the shares represented by the proxies will be voted for the person, if any, designated by our Board to replace such director nominee. However, CMC has no reason to believe that any director nominee will be unavailable. All of the director nominees, as well as the continuing directors, plan to attend the Annual Meeting.

Changes to our Board During 2023

In connection with our Board’s succession planning, and in anticipation of the retirement of J. David Smith from our Board at the 2023 annual meeting of stockholders, the Nominating and Corporate Governance Committee initiated a search process to select qualified director candidates.

In its evaluation of potential director candidates, the Nominating and Corporate Governance Committee took into account many factors, including each candidate’s: general understanding of elements relevant to the success of a large publicly traded company in the current business environment; understanding of our business, industry and markets; educational and professional background; and ethics, integrity, values, inquisitive and objective perspectives, practical wisdom, judgment and availability. The Nominating and Corporate Governance Committee evaluated potential candidates in the context of our Board as a whole, with the objective of recommending a director candidate that would be the most likely to drive the success of the business and represent the long-term interest of our stockholders.

Selected candidates were interviewed through a series of meetings with directors and executive management. A background review of the ultimate candidate was conducted by an independent professional agency specializing in the performance of such background reviews. As a result of this process, the Nominating and Corporate Governance Committee selected Robert S. Wetherbee from a slate of qualified candidates and recommended him to our Board for appointment. On February 9, 2023, our Board voted to increase the size of our Board from eight to nine directors (and to increase the size of Class I from two to three directors) and to appoint Mr. Wetherbee as a Class I director effective March 21, 2023.

Further, in accordance with the Company’s formal succession planning process and in connection with her retirement as Chief Executive Officer of the Company, Ms. Smith was appointed Executive Chairman of the Board, effective September 1, 2023.

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PROPOSAL 1 — ELECTION OF DIRECTORS

The following table sets forth information about the director nominees and the continuing directors.

Director Nominees

Class II – Term to Expire in 2027

Vicki L. Avril-Groves

From 2008 to 2013, Ms. Avril-Groves served as President and Chief Executive Officer of IPSCO Tubulars, Inc. (“IPSCO”), a manufacturer of tubular products. Ms. Avril-Groves served in various capacities at IPSCO from 2004 to 2007, including Senior Vice President, IPSCO Tubular Operations, and Senior Vice President and Chief Financial Officer. She served as Senior Vice President and Chief Financial Officer of Wallace Computer Services, Inc. from 2001 to 2003. Prior thereto, Ms. Avril-Groves served in a variety of roles at Inland Steel Industries Inc. from 1976 to 1998 before being named Vice President Finance and Chief Financial Officer in 1998.

Retired – Former President and Chief Executive Officer of IPSCO Tubulars, Inc.

Age                Director Since

69                   2014

Other Current Public Directorships

• Greif, Inc.

• Finning International, Inc.

Former Public Directorships

• Global Brass and Copper Holdings, Inc.

Committees

• Compensation (Chair)

• Finance

Qualifications

Ms. Avril-Groves brings to the Board extensive management and leadership experience in the metals, distribution and manufacturing industries. This includes vast experience in both the fully integrated and the scrap-based electric arc furnace steel industry. Ms. Avril-Groves has strong business acumen with substantial expertise in mergers and acquisitions, strategy, restructuring, finance and accounting through her Chief Executive Officer and Chief Financial Officer experience. Ms. Avril-Groves is currently a director of two other publicly traded manufacturing companies. In addition, she is a 2017 NACD Governance Fellow.

Barbara R. Smith

Ms. Smith has served as Executive Chairman of the Board since September 1, 2023. Ms. Smith previously served as CMC’s President and Chief Executive Officer from September 2017 to April 2023, CMC’s Chief Executive Officer from April 2023 to August 2023 and Chairman of the Board since January 2018. Prior thereto, Ms. Smith served as CMC’s President and Chief Operating Officer from January 2017 to September 2017, Chief Operating Officer from January 2016 to January 2017, and Senior Vice President and Chief Financial Officer from May 2011 to January 2016. Prior to joining CMC, Ms. Smith served as Vice President and Chief Financial Officer of Gerdau Ameristeel Corporation, a mini mill steel producer, from July 2007 to May 2011, after joining Gerdau Ameristeel Corporation as Treasurer in July 2006. From February 2005 to July 2006, she served as Senior Vice President and Chief Financial Officer of FARO Technologies, Inc., a developer and manufacturer of 3-D measurement and imaging systems. From 1981 to 2005, Ms. Smith was employed by Alcoa Inc. (“Alcoa”), a producer of primary aluminum, fabricated aluminum and alumina, where she held a variety of financial leadership positions.

Executive Chairman of the Board of CMC Age Director Since 64 2017 Other Current Public Directorships • Comerica Incorporated Former Public Directorships • Mineral Technologies, Inc.

Qualifications

As CMC’s former President and Chief Executive Officer, Ms. Smith has in-depth knowledge of CMC’s business, employees, customers, investors, strategy, operations and financial position, which enables her to provide important contributions to strengthen CMC’s operations, strategy, growth and long-range plans. Ms. Smith has a significant level of financial expertise, as well as extensive operational and strategic experience developed during her tenure at CMC and other international organizations. She also brings to the Board over 40 years of domestic and international manufacturing experience, virtually all of which was spent in the metals and mining industries.

Commercial Metals Company    2024 Proxy Statement    19

PROPOSAL 1 — ELECTION OF DIRECTORS

John R. McPherson

Mr. McPherson served as the Executive Vice President and Chief Financial & Strategy Officer of Vulcan Materials Company (“Vulcan Materials”), a publicly traded company principally engaged in the production, distribution and sale of construction materials and industrial and specialty chemicals, from 2014 until 2018, as President of its East Region from 2012 until 2014 and as Senior Vice President, Strategy & Business Development from 2011 until 2012. Prior to joining Vulcan Materials, Mr. McPherson served from 1995 until 2011 in a variety of roles with McKinsey & Company, Inc. (“McKinsey”), including from 2007 through 2011 as a director (senior partner). From 1990 until 1993 Mr. McPherson worked with Goldman Sachs & Company as an investment banker.

Former Executive Vice President and Chief Financial & Strategy Officer of Vulcan Materials Company Age Director Since 55 2022 Former Public Directorships • Forterra, Inc. Committees • Audit • Finance

Qualifications

As a former Chief Financial Officer, Mr. McPherson brings to the Board a comprehensive understanding of public company finance. Mr. McPherson also has extensive knowledge of audit, risk, compliance and public company reporting requirements. Mr. McPherson’s years of experience as a consultant at McKinsey and as head of strategy at Vulcan Materials enable him to make valuable contributions to the oversight and implementation of the Company’s strategic objectives.

Directors Continuing in Office
Class III – Term to Expire in 2025

Lisa M. Barton

Ms. Barton is the President and Chief Operating Officer of Alliant Energy Corporation, a public utility holding company. From 2021 to 2022, she served as Executive Vice President and Chief Operating Officer for American Electric Power Company, Inc. (“AEP”), one of the largest electric energy companies in the U.S. From 2019 through 2020, Ms. Barton was Executive Vice President – Utilities for AEP. From 2011 through 2018, Ms. Barton served as Executive Vice President – AEP Transmission. During her tenure at AEP, she established AEP Transmission Holding Company and its affiliates, oversaw transmission operations, and grew and managed an $18 billion asset base. Prior to joining AEP, Ms. Barton worked for Northeast Utilities, Ransmeier and Spellman and Strategic Energy LLC.

President and Chief Operating Officer of Alliant Energy Corporation*

Age                Director Since

58                   2020

Committees

• Nominating and Corporate Governance (Chair)

• Compensation

*  Ms. Barton has been appointed Chief Executive Officer of Alliant Energy Corporation effective January 1, 2024.

Qualifications

Ms. Barton brings to the Board extensive business knowledge and strong leadership, managerial and strategic experience gained through her various roles at Alliant Energy Corporation and AEP. Her experience as an executive of publicly traded companies provides our Board with experience in the areas of financial planning and oversight, leadership, business planning and operations, financial and risk management, safety management systems, customer and regulatory matters and strategic planning. Ms. Barton’s active participation in national forums on the subject of energy policy and her knowledge of cyber and physical security matters provides our Board with valuable insight into these areas as well.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Gary E. McCullough

From 2014 to 2017, Mr. McCullough served as Chief Executive Officer of ARI Packaging, Inc., an innovative provider of packaging solutions. From 2007 to 2011, Mr. McCullough was President, Chief Executive Officer and a member of the board of directors of Career Education Corporation. Prior thereto, Mr. McCullough served as President of Abbott Laboratories’ Ross Products Division. Before joining Abbott Laboratories, Mr. McCullough served as Senior Vice President-Americas for Wm. Wrigley Jr. Company and spent 13 years at The Procter & Gamble Company in brand and general management roles. Mr. McCullough also served as an Infantry Officer in the U.S. Army for five years, beginning as a Second Lieutenant and rising to the rank of Captain.

Retired – Former Chief Executive Officer of ARI Packaging, Inc.

Age                Director Since

64                   2021

Other Current Public Directorships

• TRANSDIGM Group, Inc.

Former Public Directorships

• Career Education Corporation

• Sherwin-Williams Company

Committees

• Finance (Chair)

• Compensation

Qualifications

Mr. McCullough brings to the Board significant executive and managerial expertise gained from experiences in various roles as a Chief Executive Officer, president and senior executive with market-leading consumer and commercial companies. Mr. McCullough has significant experience in strategic planning and execution, organizational integration and financial matters. His service on the boards of directors of other publicly traded companies provides our Board with a broad range of perspectives valuable to the further implementation of our overall strategy.

Charles L. Szews

From 2012 to 2015, Mr. Szews served as Chief Executive Officer of Oshkosh Corporation (“Oshkosh”), a designer, manufacturer and marketer of specialty vehicles and vehicle bodies. Mr. Szews also served at Oshkosh as President and Chief Executive Officer from 2011 to 2012, as President and Chief Operating Officer from 2007 to 2011 and as Executive Vice President and Chief Financial Officer from 1997 to 2007. Prior to joining Oshkosh, Mr. Szews held a series of executive positions with Fort Howard Corporation for eight years. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period.

Retired – Former President and Chief Executive Officer of Oshkosh Corporation

Age                Director Since

66                   2014

Other Current Public Directorships

• Group 1 Automotive, Inc.

Former Public Directorships

• Allegion plc

• Oshkosh Corporation

• Gardner Denver, Inc.

• Rowan Companies plc

• Valaris plc

Committees

• Audit (Chair)

• Nominating and Corporate Governance

Qualifications

As the former Chief Executive Officer of a large publicly traded corporation, Mr. Szews brings to the Board chief executive leadership experience, as well as extensive financial, audit, operational, strategic planning, and mergers and acquisition experience gained from serving in a variety of roles throughout his career. Mr. Szews’ previous and current board positions on other publicly traded companies have provided him with many years of audit committee experience, including as chair. In addition, he brings vast experience in manufacturing, technology and international markets that will provide knowledge and insight into our Company’s global operations.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Class I – Term to Expire in 2026

Peter R. Matt

Mr. Matt has served as the President and Chief Executive Officer of CMC since September 1, 2023 and previously served as President of CMC from April 2023 to August 2023. Prior to joining CMC, Mr. Matt served as Executive Vice President and Chief Financial Officer of Constellium N.V. (“Constellium”), a global aluminum fabrication company from 2016 to 2023. Prior to joining Constellium, Mr. Matt served as a Managing Partner for Tumpline Capital, LLC from 2015 to 2016. From 1985 to 2015, he held various leadership positions with Credit Suisse.

President and Chief Executive Officer of CMC Age Director Since 61 2020

Qualifications

Mr. Matt brings to the Board a wealth of financial, strategic and executive managerial experience. He has previously helped engineer the turnaround of a global manufacturing company with extensive work on corporate and operational finance, financial planning, strategy, governance and a range of other public company topics. Over his 30 years as a banker, he worked closely with a wide range of industrial companies, including a number of steel companies, across a range of financial and strategic products including: asset finance, restructuring, public and private debt and equity securities and a variety of mergers and acquisitions transactions.

Sarah E. Raiss

Ms. Raiss was employed by TransCanada Corporation (“TransCanada”), a North American energy infrastructure company, from 1999 to 2011, most recently serving as Executive Vice President, Corporate Services, from 2002 to 2011. Prior to joining TransCanada, Ms. Raiss served in various engineering, operations, strategic planning and marketing positions in the telecommunications industry at Ameritech Corporation and its subsidiary, Michigan Bell.

Retired – Former Executive Vice

President, Corporate Services of

TransCanada Corporation

Age                Director Since

66                   2011*

Other Current Public Directorships

• Loblaw Companies

• RB Global, Inc.

Former Public Directorships

• Vermillion Energy

• Canadian Oil Sands Ltd.

• MicroPlanet Technologies Corporation, a TSX Venture Exchange Company

• Shoppers Drug Mart

Committees

• Audit

• Nominating and Corporate Governance

*  Lead Director since January 2022

Qualifications

Ms. Raiss brings to the Board strong business acumen and business management experience, as well as functional expertise in strategic planning, merger integration, human resources and corporate governance, all gained through her management and board experiences at significant industrial enterprises. Her service as Executive Vice President, Corporate Services of TransCanada and director of various publicly traded companies provide our Board with additional perspective on corporate strategy and operations. Ms. Raiss was recognized on the 2015 NACD Directorship 100 list. In addition, Ms. Raiss has received an Institute of Corporate Directors (“ICD”) professional designation and is a 2020 ICD Fellow.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Robert S. Wetherbee

Since July 1, 2023, Mr. Wetherbee has served as Board Chair and Chief Executive Officer of ATI, Inc. (“ATI”), a publicly traded global producer of high-performance specialty materials and solutions for the global aerospace and defense markets, and critical applications in electronics, medical and specialty energy. Mr. Wetherbee was appointed Chief Executive Officer, President and a member of the board of directors of ATI in 2019 and became Board Chair in 2021. Mr. Wetherbee previously served as Executive Vice President of ATI Flat Rolled Products Group from 2015 until 2018, and was the President of ATI Flat Rolled Products from 2014 until 2015. Prior to that, Mr. Wetherbee served as President and Chief Executive Officer of Minerals Technologies, Inc., a publicly traded, technology-driven specialty minerals company, from 2013 until 2014. He previously served as President of ATI’s tungsten business from 2010 until 2012, following a 29-year career with Alcoa in roles of increasing responsibility.

Board Chair and Chief Executive Officer of ATI Inc. Age Director Since 64 2023 Other Current Public Directorships • ATI Inc. Committees • Compensation • Finance

Qualifications

As Board Chair and Chief Executive Officer of a publicly traded company, Mr. Wetherbee brings to the Board substantial experience in executive leadership, public company governance, business development and strategic planning. Over the course of his career, Mr. Wetherbee has held a variety of senior management positions and has obtained significant experience with respect to mergers and acquisitions, operational matters, implementation of new technologies, and value creating initiatives. With over 30 years of experience in the metals industry and an established track record of driving organic growth and delivering sustainable profitability, Mr. Wetherbee provides our Board with valuable industry insights and meaningful strategic guidance.

There is no family relationship between any of the directors, executive officers, or any director nominee.

Vote Required

Directors are elected by a majority of votes cast, and cumulative voting is not permitted.

Our Board recommends a vote FOR the election of the nominees for director: Vicki L. Avril-Groves, John R. McPherson and Barbara R. Smith.

Commercial Metals Company    2024 Proxy Statement    23

CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Corporate Governance Practices.    Because corporate governance practices evolve over time, our Board reviews and approves our Corporate Governance Guidelines, committee charters and other governance policies at least once a year and updates them as necessary and appropriate. Our Board is guided by our Corporate Governance Guidelines, which address director responsibilities, director access to management and independent advisors, director orientation and continuing education, director retirement and the annual performance evaluations of our Board and its committees, among other things. The Corporate Governance Guidelines also direct that the Nominating and Corporate Governance Committee consider the periodic rotation of committee members and committee chairs as a means of introducing fresh perspectives and broadening and diversifying the views and experience represented on the committees of our Board.

Director Independence.    Our Board has determined, after considering all of the relevant facts and circumstances, that Mses. Avril-Groves, Barton and Raiss and Messrs. McCullough, McPherson, Szews and Wetherbee are independent, as “independent” is defined by the NYSE listing standards, because they have no direct or indirect material relationship with us (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us) that would cause the independence requirements of the NYSE listing standards not to be satisfied.

Board Leadership Structure.    Our Nominating and Corporate Governance Committee, as well as our full Board when appropriate, regularly evaluate the leadership structure of our Board to determine what arrangement is most appropriate for the Company and its stockholders. Our Board believes that it is important to maintain flexibility to determine the appropriate leadership structure based on Company circumstances at the time, and that our directors are best positioned to lead this evaluation given their unique insight into our business, leadership team, culture, and opportunities.

Our Board is led by Barbara R. Smith, who became Executive Chairman of the Board on September 1, 2023, after serving as our President and CEO from September 2017 to April 2023 and our CEO from April 2023 to August 31, 2023. She has been a director of the Company since September 2017 and became Chairman of the Board in January 2018. Sarah E. Raiss has served as our Lead Director since January 2022.

We do not have a fixed policy as to whether the offices of Chairman of the Board and CEO should be vested in the same person or two different people. Prior to Ms. Smith retiring as CEO in September 2023, the Board had determined that the most effective leadership structure was having Ms. Smith serve in both roles, coupled with a Lead Director, independent chairs for our committees and regularly scheduled executive sessions of the non-employee and independent directors. In connection with the recent implementation of the CEO succession plan, our Board determined that splitting the roles of CEO and Executive Chairman of the Board is the most appropriate allocation of roles at this time. Accordingly, when Mr. Matt assumed the role of CEO on September 1, 2023, Ms. Smith assumed the role of Executive Chairman of the Board. As Executive Chairman of the Board, Ms. Smith provides ongoing guidance, mentorship and support to the CEO, assists with the leadership transition and consults on the setting and implementation of the Company’s strategy and business plan. Because Ms. Smith is not independent, our Board also retained the role of Lead Director, with Ms. Raiss continuing to serve in that role. As discussed further below, the Lead Director is responsible for providing leadership to our Board when circumstances arise in which the joint role of Chairman and CEO may be, or may be perceived to be, in conflict, or where the Chairman is otherwise not considered independent.

Our Board believes that this allocation of roles helps to maintain strong Board oversight and provides the Company and our Board with leadership stability and continuity during the leadership transition. Ms. Smith’s continued service as Executive Chairman of the Board also reflects our Board’s confidence in her leadership and vision for the Company and recognizes Ms. Smith’s accomplishments during her tenure. In addition, this structure provides Mr. Matt with the benefit of Ms. Smith’s valuable insight and guidance based on her extensive experience with the Company. Our Board also believes that maintaining the role of Lead Director promotes greater management accountability and ensures that directors have an independent contact on matters of concern to them.

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Lead Director.    The independent directors shall, when the Executive Chairman of the Board is also an employee of the Company or otherwise not qualified as independent, consider it appropriate to designate, by a majority of votes cast, an independent director as Lead Director. The independent members of our Board in consultation with the Nominating and Corporate Governance Committee (excluding any directors considered as potential candidates for the position of Lead Director) determined to appoint Sarah E. Raiss to serve as Lead Director for a term of up to four years effective January 12, 2022.

The responsibilities of the Lead Director include:

•	convening and presiding over executive sessions attended only by independent and non-employee directors;

•	communicating to the CEO the substance of discussions held during those sessions to the extent requested by the participants;

•	serving as a liaison between the Executive Chairman of the Board and our Board’s independent directors on sensitive issues and otherwise when appropriate;

•	consulting with the Executive Chairman of the Board on meeting schedules and agendas;

•	consulting with the Executive Chairman of the Board regarding materials to be sent to our Board;

•	consulting with the Executive Chairman of the Board to assure the effectiveness of our Board meeting process;

•	presiding at meetings of our Board in the event of the Executive Chairman of the Board’s absence;

•	monitoring and coordinating with management on corporate governance issues and developments; and

•	being available to advise committee chairpersons in fulfilling their designated roles and responsibilities to the Board.

The Lead Director is also available to receive direct communications from stockholders, in the manner described below, and may periodically, as directed by our Board, be asked to speak for CMC or perform other responsibilities.

Board’s Role in Risk Oversight.    Our Board is responsible for overseeing our risk management processes. Management is principally responsible for defining, identifying and assessing the various risks facing CMC, formulating enterprise risk management policies and procedures and managing our risk exposures on a day-to-day basis. Our Risk Committee, comprised of the members of our executive leadership team, directs this process. Enterprise risks, including ESG risks, are identified and prioritized by the Risk Committee, and each risk is assigned by our Board to a Board committee or the full Board for oversight, depending on the nature of the risk. The Risk Committee provides an annual risk assessment, with periodic updates, as appropriate, to our Board or the applicable Board committee, and our Board or Board committee, as the case may be, assesses the risks and reviews options for risk mitigation presented by the Risk Committee, which includes determining a response strategy and monitoring progress on those strategies. Our Vice President, Strategy, Government Affairs and Sustainability, Senior Vice President, Chief Legal Officer and Corporate Secretary, and Senior Vice President, Chief Human Resources and Communications Officer, along with other members of management as appropriate, provide our Board and its committees with regular updates on ESG topics, including the Company’s progress toward our short-term and long-term goals.

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

The following shows the allocation of risk oversight among the Board and its committees:

Full Board

ESG, strategic and other significant business risks are monitored by the full Board

Audit Committee	Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee

Oversees the management of risks relating to the integrity of financial reporting, business interruption and cybersecurity, and compliance with legal and regulatory requirements	Oversees the management of risks relating to capital allocation, liquidity and the Company’s strategic business and capital plans	Oversees the management of risks relating to compensation design and attracting and retaining key employees	Oversees the management of risks associated with corporate governance, including director succession planning

As part of our risk assessment process, our Board or an applicable Board committee also receives presentations throughout the year from management regarding specific potential risks and trends as necessary. Annually, the Finance Committee of the Board (the “Finance Committee”) and the full Board review the Company’s strategic business plans, which includes an evaluation of competitive, economic and other risks that may emerge in the course of executing on the Company’s strategic objectives and plans. We believe that the practices described above facilitate effective Board oversight of our significant risks.

Information Security Risk Oversight and Management. Information security risk is a significant oversight focus area for the Audit Committee of the Board (the “Audit Committee”), as well as the entire Board. Over the course of fiscal year 2023, the Audit Committee received four separate cybersecurity briefings from our information security team, and our full Board received one cybersecurity briefing from our information security team. In the previous three years, we have not experienced any material data compromise to our information systems. We continue to secure our own manufacturing and information technology infrastructure; to train our employees throughout each year about malware, viruses, hacking, phishing, and other information security risks, including how to avoid and mitigate them; and to protect our sensitive data from failures, breaches, or cyber incidents. To protect against emerging threats, we regularly engage third-party experts to assess our cybersecurity controls and vulnerabilities and upgrade our systems and controls as appropriate. In addition to the practices above, we currently maintain a cyber liability insurance policy.

Corporate Governance Guidelines, Code of Conduct and Financial Code of Ethics. Our Board has adopted Corporate Governance Guidelines, which reflect the principles by which we operate. When appropriate, the Nominating and Corporate Governance Committee and our Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving leading practices for similarly situated companies. We have also adopted a Code of Conduct and Business Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees. In addition, we have adopted a separate Code of Ethics for Senior Financial Officers (the “Financial Code of Ethics”), which is applicable to our CEO, CFO and Chief Accounting Officer. We intend to post any amendments to or waivers from our Financial Code of Ethics and any amendments to or waivers from (to the extent applicable to our CEO, CFO and Chief Accounting Officer) our Code of Conduct on our website. Our Corporate Governance Guidelines, Code of Conduct, Financial Code of Ethics and other information are available at our website, www.cmc.com, by clicking on “Investors,” then “Governance and Board of Directors,” and such information is available in print to any stockholder, without charge, upon request to CMC, 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, or by calling (214) 689-4300.

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Annual Board Evaluations. Each year, the Nominating and Corporate Governance Committee leads our Board through self-evaluations to assess whether our Board, its committees, and its members are functioning effectively and, to identify areas where improvement can be made. This process also includes an evaluation of all directors, including the Executive Chairman of the Board, Lead Director and committee chairs. As part of the evaluation process, the Nominating and Corporate Governance Committee engaged a third-party facilitator to conduct a self-evaluation interview with each Board member to enhance participation and encourage candid feedback from the directors. The facilitator compiled and anonymized the results of these interviews and presented summaries that identified common themes, issues and suggestions to the committees and our Board. Our Board and its committees reviewed and discussed the summaries during committee and Board executive sessions, and then, as appropriate, enhanced policies and practices based on the results. We believe this approach, in addition to ongoing feedback, supports our Board’s effectiveness and continuous improvement.

Management Succession Planning. Our Board plays an integral oversight role in talent development by actively engaging in the succession planning for the CEO and other key employees at CMC. Our executive leadership team, facilitated by our Senior Vice President, Chief Human Resources and Communications Officer, annually presents to our Board a review of executive and senior management, including a discussion of those employees who are considered to be potential successors to executive and senior level positions with regard to their readiness and development opportunities. In addition, our Nominating and Corporate Governance Committee annually reviews and adopts an emergency succession plan for the CEO.

Communications by Stockholders and Other Interested Parties. Stockholders and other interested parties may communicate with the Lead Director or any of the non-employee and independent directors by submitting a letter addressed to their individual attention or to the attention of non-employee directors c/o Corporate Secretary at P.O. Box 1046, Dallas, Texas 75221.

Stockholder Engagement. We understand the importance of engaging with stockholders and are committed to regularly hearing our stockholders’ perspectives. Our management team has developed a robust stockholder engagement program. Since our last annual meeting of stockholders, we engaged with stockholders on topics of importance to both the Company and stockholders. In fiscal year 2023, we participated in approximately 146 meetings with stockholders. In addition to discussing our business strategy and initiatives, as well as our results and financial performance, we provided an open forum for each stockholder to discuss other matters, such as our initiatives related to diversity, equity and inclusion; human capital management; executive compensation; Board composition, tenure and refreshment; CEO succession planning; and environmental and sustainability topics, including risks presented by climate change. Our engagement efforts and the stockholder feedback we receive are reviewed with our Board and help to promote greater alignment of our governance and executive compensation practices with stockholder interests.

Board Meetings. In fiscal year 2023, the entire Board met 13 times, six of which were regularly scheduled meetings. All director nominees and continuing directors attended ninety-seven percent (97%) or more of the meetings of our Board and of the committees on which they serve. We expect all directors and director nominees to attend the Annual Meeting. All directors attended the annual meeting of stockholders held on January 11, 2023, with the exception of Mr. Wetherbee (who joined the Board on March 21, 2023).

Executive Sessions. As required by the NYSE listing standards, non-employee and independent directors regularly schedule executive sessions of our Board and its committees in which they meet without the presence of employee directors or management. The presiding director at such executive sessions is the Lead Director. In fiscal year 2023, the non-employee directors, which included all members of our Board other than Ms. Smith and Mr. Matt (following his appointment as President effective April 9, 2023), held 12 non-employee director executive sessions in connection with Board meetings and no stand-alone meetings.

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Board Committees

We have four standing board committees: Audit, Compensation, Nominating and Corporate Governance and Finance, the principal responsibilities of which are described below. All committee charters can be found on our website, www.cmc.com, by clicking on “Investors,” then “Governance and Board of Directors.”

Significant Committee Functions

Audit Committee

Our Board has a standing Audit Committee that performs the activities more fully described in the Audit Committee Report on page 72. All members of the Audit Committee are financially literate under NYSE standards.

Mr. Matt served on the Audit Committee through April 9, 2023, when he was appointed President of the Company.

Members Mr. Szews (Chair) Mr. McPherson Ms. Raiss Meetings in 2023: 5 • All members are independent

Compensation Committee

Our Board has a standing Compensation Committee that is responsible for the matters described in the Compensation Committee’s charter, including (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, (ii) evaluating the performance of the CEO and the other executive officers in light of those goals and objectives and (iii) determining and approving the CEO’s compensation based on this evaluation as well as setting the compensation of the other executive officers following a review with the CEO of the CEO’s evaluation, recommendations and decisions as to the performance and compensation of the other executive officers.

Additional responsibilities of the Compensation Committee are:

•  assisting our Board in the discharge of its responsibilities relating to the establishment, administration and monitoring of fair and competitive compensation and benefits programs for our executive officers and other executives;

•  making recommendations to our Board with respect to incentive compensation plans, equity-based plans and other compensation and benefits programs;

•  administering CMC’s incentive compensation, stock option, and other equity-based plans; and

•  reviewing and making recommendations to our Board regarding any employment, severance, change in control or separation agreement, or any deferred compensation arrangement, to be entered into with any executive officer.

Mr. Smith served on the Compensation Committee during fiscal year 2023 until his retirement from our Board at the 2023 annual meeting of stockholders. Mr. Wetherbee joined the Compensation Committee on March 21, 2023.

For further discussion of the Compensation Committee’s role in determining executive officer compensation, the role of executive officers in determining or recommending the amount or form of executive compensation and the Compensation Committee’s engagement and use of an independent third-party compensation consultant, please see the “Compensation Discussion and Analysis” section beginning on page 33 of this proxy statement.

Members Ms. Avril-Groves (Chair) Ms. Barton Mr. McCullough Mr. Wetherbee Meetings in 2023: 5 • All members are independent

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Nominating and Corporate Governance Committee

Our Board has a standing Nominating and Corporate Governance Committee that is responsible for the matters described in the Nominating and Corporate Governance Committee’s charter, including:

•  identifying and making recommendations as to individuals qualified to be nominated for election to our Board and Board committees;

•  monitoring developments in corporate governance matters and overseeing compliance with statutes, rules and regulations relating thereto, including reviewing, assessing and making recommendations to our Board with respect to our Corporate Governance Guidelines;

•  overseeing management succession;

•  overseeing the annual self-evaluation of the performance of our Board, Board committees and individual directors;

•  overseeing and recommending compensation of non-employee directors;

•  reviewing and overseeing director orientation and continuing education; and

•  annually reviewing corporate policies, including the Code of Conduct and the Financial Code of Ethics.

Ms. Avril-Groves served on the Nominating and Corporate Governance Committee through June 20, 2023, when she was appointed to the Finance Committee.

Members Ms. Barton (Chair) Ms. Raiss Mr. Szews Meetings in 2023: 6 • All members are independent

Finance Committee

Our Board has a standing Finance Committee that is responsible for the matters described in the Finance Committee’s charter, including:

•  reviewing and approving or recommending to our Board, as appropriate, potential strategic transactions including mergers, acquisitions, divestitures, joint ventures and other investments, and major capital expenditures, as well as conducting post-transaction reviews and analysis;

•  approving and making recommendations to our Board with respect to the Company’s annual operating and capital expenditure plan;

•  approving and making recommendations to our Board with respect to the Company’s (i) financing strategies and debt arrangements and (ii) dividend policy, stock splits, and stock repurchases and debt arrangements.

•  reviewing the Company’s cash position, capital structure and strategies, and insurance coverage matters; and

•  approving and making recommendations to our Board with respect to the Company’s issuances, as appropriate, of debt or equity securities.

Mr. Smith served on the Finance Committee during fiscal year 2023 until his retirement from our Board at the 2023 annual meeting of stockholders. Mr. Wetherbee joined the Finance Committee on March 21, 2023. Mr. Matt served as Chair of the Finance Committee through April 9, 2023, when he was appointed President of the Company. Ms. Avril-Groves joined the Finance Committee on June 20, 2023. Mr. McCullough was appointed Chair of the Finance Committee on June 20, 2023.

Members Mr. McCullough (Chair) Ms. Avril-Groves Mr. McPherson Mr. Wetherbee Meetings in 2023: 4 • All members are independent

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CORPORATE GOVERNANCE; BOARD AND COMMITTEE MATTERS

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for directors. Our Board, after considering the recommendation of the Nominating and Corporate Governance Committee, proposes a slate of director nominees to the stockholders for election to our Board. For information on how to submit a candidate for consideration, please see “2025 Annual Meeting and Stockholder Proposals” on page 79.

Director Qualifications and Skills

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. Director candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment. In addition to considering these qualifications, the Nominating and Corporate Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of our Board, the evaluations of other prospective director nominees, and the need for any required expertise on our Board or one of its committees. Dedication of sufficient time, energy and attention to ensure diligent and effective performance of their duties is expected of directors. Directors may not serve on the board of directors of more than three other publicly traded companies. Directors should be committed to serve on our Board for an extended period of time, if elected by stockholders. The Nominating and Corporate Governance Committee believes that the current composition of our Board reflects an appropriate mix of tenure, skill sets, experience, and qualifications that are relevant to the business and governance of the Company.

Board Diversity

Our Board and the Nominating and Corporate Governance Committee believe that diversity is an important factor in determining the composition of our Board. Although our Board does not maintain a formal diversity policy, the Nominating and Corporate Governance Committee considers gender, racial, ethnic, and other diversity criteria in identifying director candidates and making recommendations to our Board.

Demonstrating our Board’s commitment to diversity, two of the five directors most recently appointed to our Board are diverse. Our current Board of nine directors includes one African American and four women, including our Executive Chairman of the Board and our Lead Director. In addition, 75% of our committee chairs are diverse. None of our directors self-identify as LGBTQ+.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our Board annually elects executive officers. Our executive officers continue to serve for terms set by our Board in its discretion. The table below sets forth the name, current position and office, age and period served for each of our executive officers as of November 21, 2023:

Name	Current Position/Office	Age	Officer Since

Barbara R. Smith	Executive Chairman of the Board	64	2017

Peter R. Matt	President and Chief Executive Officer	61	2023

Paul J. Lawrence	Senior Vice President and Chief Financial Officer	53	2016

Stephen W. Simpson	Senior Vice President, North American Steel Group	56	2023

Jody K. Absher	Senior Vice President, Chief Legal Officer and Corporate Secretary	46	2020

Jennifer J. Durbin	Senior Vice President, Chief Human Resources and Communications Officer	42	2020

Barbara R. Smith has served as Executive Chairman of the Board since September 1, 2023. Ms. Smith previously served as CMC’s President and Chief Executive Officer from September 2017 to April 2023, CMC’s Chief Executive Officer from April 2023 to August 2023 and Chairman of the Board since January 2018. Prior thereto, Ms. Smith served as CMC’s President and Chief Operating Officer from January 2017 to September 2017, Chief Operating Officer from January 2016 to January 2017, and Senior Vice President and Chief Financial Officer from May 2011 to January 2016. Prior to joining CMC, Ms. Smith served as Vice President and Chief Financial Officer of Gerdau Ameristeel Corporation, a mini mill steel producer, from July 2007 to May 2011, after joining Gerdau Ameristeel Corporation as Treasurer in July 2006. From February 2005 to July 2006, she served as Senior Vice President and Chief Financial Officer of FARO Technologies, Inc., a developer and manufacturer of 3-D measurement and imaging systems. From 1981 to 2005, Ms. Smith was employed by Alcoa, where she held a variety of financial leadership positions.

Peter R. Matt has served as the President and Chief Executive Officer of CMC since September 1, 2023 and previously served as President of CMC from April 2023 to August 2023. Prior to joining CMC, Mr. Matt served as Executive Vice President and Chief Financial Officer of Constellium from 2016 to 2023. Prior to joining Constellium, Mr. Matt served as a Managing Partner for Tumpline Capital, LLC from 2015 to 2016. From 1985 to 2015, he held various leadership positions with Credit Suisse.

Paul J. Lawrence has served as Senior Vice President and Chief Financial Officer of CMC since November 2021. Prior thereto, Mr. Lawrence served as CMC’s Vice President and Chief Financial Officer from September 2019 to November 2021, Vice President of Finance from June 2018 to September 2019, Treasurer, Vice President of Financial Planning and Analysis from January 2017 to June 2018, Vice President of Finance and Treasurer from September 2016 to January 2017, and Vice President of Finance from February 2016 to September 2016. Prior to joining CMC, Mr. Lawrence served as North American Information Technology Leader of Gerdau Long Steel North America, a U.S. steel producer, from 2014 to 2016, and from 2010 to 2014, he served as Gerdau Template Deployment Leader at Gerdau Long Steel North America. From 2003 to 2010, Mr. Lawrence held a variety of financial roles at Gerdau Ameristeel Corporation, including Assistant Vice President and Corporate Controller, and Deputy Corporate Controller. From 1998 to 2002, Mr. Lawrence held several financial positions with Co-Steel Inc., which was acquired by Gerdau SA.

Stephen W. Simpson has served as Senior Vice President, North American Steel Group since October 2023. Prior thereto, Mr. Simpson served as CMC’s Divisional Vice President, Central Division from April 2022 to October 2023, Vice President, East Commercial from January 2021 to April 2022, Director of Commercial Operations from

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

October 2019 to January 2021, and Director of Special Projects from April 2019 to October 2019. Prior to joining CMC, Mr. Simpson served as Vice President, Sales and Marketing of Charter Steel, Inc. from June 2014 to January 2019 and Sales and Marketing Manager at Charter Wire LLC from November 2012 to May 2014. From 1993 to 2012, Mr. Simpson held various leadership positions at Gerdau Ameristeel Corporation.

Jody K. Absher has served as Senior Vice President, Chief Legal Officer and Corporate Secretary since October 2023. Prior thereto, Ms. Absher served as CMC’s Vice President, Chief Legal Officer and Secretary from August 2022 to October 2023, Vice President, General Counsel and Corporate Secretary from May 2020 to August 2022, Interim General Counsel from February 2020 to May 2020, Lead Counsel and Assistant Corporate Secretary from November 2014 to February 2020, Senior Counsel and Assistant Corporate Secretary from October 2013 to November 2014, and Legal Counsel from May 2011 to October 2013. Prior to joining CMC, Ms. Absher was an attorney at Haynes and Boone, LLP, a global law firm, from August 2007 to May 2011.

Jennifer J. Durbin has served as Senior Vice President, Chief Human Resources and Communications Officer since October 2023. Prior thereto, Ms. Durbin served as CMC’s Vice President and Chief Human Resources Officer from August 2022 to October 2023, Vice President of Human Resources and Safety from November 2021 to August 2022, Vice President of Human Resources from January 2020 to November 2021, Lead Counsel from November 2014 to January 2020, Senior Counsel from January 2013 to November 2014, and Legal Counsel from May 2010 to January 2013. Prior to joining CMC, Ms. Durbin was an attorney at Sidley Austin LLP, a global law firm, from August 2006 to May 2010.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to our Board that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into CMC’s Annual Report on Form 10-K for the fiscal year ended August 31, 2023.

Vicki L. Avril-Groves (Chair)

Lisa M. Barton

Gary E. McCullough

Robert S. Wetherbee

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Stockholder Alignment and Execution

In fiscal year 2023, we executed on our strategy of being a leading solutions provider for early-stage construction reinforcement in the United States and Europe. Actions we took in fiscal year 2023 were in support of our strategy and focused on three key objectives: (i) maximizing EBITDA generation; (ii) positioning the Company for future value-accretive growth; and (iii) prioritizing a disciplined capital allocation program with an emphasis on a strong balance sheet and returns to stockholders.

Fiscal year 2023 marked the second best financial performance in our Company’s history. These results demonstrate the impact of the decisive strategic actions we have taken over the last several years as we have continued to deliver on our strategic growth plan, evolve our capital allocation framework, and advance our sustainability efforts.

Fiscal Year 2023 Highlights

Financial Results	Strategic Growth	Stockholder Value

• Net Earnings $859.8 million; second best year in our history(1) • Adjusted EBITDA(2) $1.4 billion; second best year in our history • Record cash flow from operating activities of $1.3 billion	• Started commissioning a new micro mill in Arizona • Completed six strategic acquisitions valued at approximately $235 million • Broke ground in West Virginia on our fourth micro mill

•  Return on Invested Capital(3) of 18%, meaningfully above our cost of capital

•  $176 million returned to stockholders through dividends and share repurchases, while reducing debt by nearly $350 million

(1)	As compared to fiscal year 2022.
(2)	Adjusted EBITDA is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(3)	Return on Invested Capital is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Alignment Between Executive Pay and Company Performance

The Compensation Committee designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. Our incentive plans are designed to focus our executives on several key performance indicators that allow us to execute our three key objectives set forth above. Specifically, payouts under the Commercial Metals Company 2013 Cash Incentive Plan (“Annual Cash Incentive Plan”) are determined based on Adjusted Earnings (Comp) and ROICC (each as defined below) and vesting of performance-based stock units (“PSUs”) is based on Adjusted EBITDA (Comp) and Relative TSR (each as defined below).

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COMPENSATION DISCUSSION AND ANALYSIS

Strong financial performance in fiscal year 2023 resulted in above target payouts under the Annual Cash Incentive Plan and PSUs.

(1)	Adjusted EBITDA for Compensation Purposes (“Adjusted EBITDA (Comp)”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)	Relative Total Stockholder Return (“Relative TSR”) performance and PSU payouts are for the three-year period ended August 31, 2023.
(3)

As used in this proxy statement “Adjusted Earnings (Comp)” means adjusted earnings from continuing operations for compensation purposes. Adjusted Earnings (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

(4)	Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Compensation Governance Practices

The following are highlights of CMC’s compensation governance framework which the Compensation Committee believes reinforces our pay-for-performance philosophy:

What we do:

✓	Target total compensation at approximately the 50th percentile of Peer Data (as defined on page 37)

✓	Independent executive compensation consultant

✓	Double trigger vesting upon a change in control for equity awards

✓	Analyze risk when setting executive compensation

✓	Majority of NEO compensation is at risk

✓	Multiple performance metrics and multi-year vesting timeframes, emphasizing Adjusted Earnings (Comp), Adjusted EBITDA (Comp), ROICC and Relative TSR measures
✓	At least 50% of long-term incentive awards are in the form of PSUs

✓	Limited perquisites

✓	Double trigger for market-based severance upon a change in control

✓	Clawback policy for executive incentive compensation

✓	Robust NEO and director stock ownership and retention guidelines

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COMPENSATION DISCUSSION AND ANALYSIS

What we don’t do:

×	No hedging, pledging or short sales of CMC stock by directors, officers or employees

×	No dividend equivalents on stock options

×	No tax gross-up reimbursement payments to our executives for excise taxes on payments received in connection with a change in control or under Section 409A of the Code

× No guaranteed incentive bonus payments

×	No repricing of stock options without stockholder approval

×	No acceleration of vesting upon retirement for equity awards

×	No exceptions on the prohibition of pledging CMC stock as collateral

2023 Say-on-Pay Vote

At the Company’s 2023 annual meeting of stockholders, the Company received approximately 98.1% support for its say-on-pay proposal. While the say-on-pay vote is advisory and not binding, the Compensation Committee strongly values the opinions of our stockholders as expressed in the say-on-pay vote. The Compensation Committee believes that our 2023 support level demonstrates a strong alignment of our compensation programs with our stockholders’ interests.

The Compensation Committee will continue to consider the outcome of our future say-on-pay votes when making future compensation decisions for the NEOs.

Named Executive Officers

CMC’s executive compensation program applies to senior executives and senior level employees; however this Compensation Discussion and Analysis focuses on the compensation paid or awarded to the following executive officers, collectively referred to as the NEOs:

For fiscal year 2023, the NEOs were:

•	Barbara R. Smith, Executive Chairman of the Board(1)

•	Peter R. Matt, President and CEO(2)

•	Paul J. Lawrence, Senior Vice President and CFO

•	Ty L. Garrison, Senior Vice President, Operational and Commercial Excellence(3)

•	Jody K. Absher, Senior Vice President, Chief Legal Officer and Corporate Secretary(4)

•	Jennifer J. Durbin, Senior Vice President, Chief Human Resources and Communications Officer(5)

(1)

Ms. Smith has served as Executive Chairman of the Board since September 1, 2023. Previously, she served as President and CEO from September 2017 to April 2023, CEO from April 2023 to August 2023 and Chairman of the Board since January 2018.

(2)	Mr. Matt has served as President and CEO since September 1, 2023. Previously, he served as President since April 2023.
(3)	Effective October 13, 2023, Mr. Garrison assumed the role of Senior Vice President, Operational and Commercial Excellence. Previously, he served as Senior Vice President Operations.
(4)

Effective October 13, 2023, Ms. Absher assumed the role of Senior Vice President, Chief Legal Officer and Corporate Secretary. Previously, she served as Vice President, Chief Legal Officer and Secretary.

(5)

Effective October 13, 2023, Ms. Durbin assumed the role of Senior Vice President, Chief Human Resources and Communications Officer. Previously, she served as Vice President and Chief Human Resources Officer.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Principles

The Compensation Committee believes that it is in the best interests of stockholders for CMC to establish and maintain a competitive executive compensation program, in furtherance of our three key objectives set forth on page 33, by focusing on the following objectives:

Objective	How We Accomplish this Objective

Attract and Retain Top-Caliber Talent	• Offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives

• Benchmark executive compensation against a peer group of appropriately sized competitors for executive talent

• Provide long-term incentive vehicles with multi-year vesting periods

Pay-for-Performance	• A significant portion of executive potential compensation is based upon our financial performance

• Annual Cash Incentive Bonus (as defined below) is based solely on financial goals

• Long-term incentive grants are 60% performance-based for the CEO and 50% performance-based for the other NEOs

Align Executive and Stockholder Interests	• A significant portion of executive pay is delivered in the form of long-term incentives that track the Company’s stock price in addition to financial goals

• 25% of PSUs vest based on Relative TSR which requires CMC to have strong total stockholder return (“TSR”) relative to peers

Determination of Total Compensation

Independent Compensation Advisor

The Compensation Committee engages an independent compensation consultant to assist it in an ongoing review of CMC’s executive compensation program. The review includes an analysis of market compensation best practices and developments, external regulatory requirements, the competitive market for executive talent, the evolving culture and demands of the business, and our compensation philosophy, including the features of our compensation program and the extent to which they support the execution of our business and talent needs.

Since September 2019, the Compensation Committee has engaged FW Cook as its independent compensation consultant on an annual basis. All work performed by the independent compensation consultant with regard to our executive compensation program is tasked and overseen directly by the Compensation Committee. At the direction of the Compensation Committee, our management provides information and analyses to the independent compensation consultant. As discussed further below, CMC participates in and purchases various compensation surveys and studies that management, the independent compensation consultant and the Compensation Committee use to analyze executive compensation. The Compensation Committee believes that utilizing information from multiple compensation surveys supports an objective and well-rounded view of executive compensation practices.

Neither FW Cook, nor its affiliates, provide any other material services to CMC or its affiliates. The Compensation Committee has assessed the independence of FW Cook pursuant to the NYSE rules, and the Compensation Committee has concluded that FW Cook’s work for the Compensation Committee did not raise any conflicts of interest.

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COMPENSATION DISCUSSION AND ANALYSIS

Role of Management and CEO in Compensation Decisions

We believe in aligning executive and stockholder interests through an executive compensation program designed with input from management in an ongoing dialogue with the Compensation Committee and, as appropriate, the Compensation Committee’s independent compensation consultant regarding internal, external, cultural, business and motivational challenges and opportunities facing us and our executives. To that end, the executive team analyzes, with assistance from the Compensation Committee’s independent compensation consultant, trends and recommends improvements to the compensation programs. Specifically, during fiscal year 2023, Ms. Smith reviewed with the Compensation Committee her recommendations (without any recommendation as to her own compensation) regarding base salary adjustments, annual bonus and long-term incentive awards for the other NEOs. In addition, during fiscal year 2023, Ms. Smith, Mr. Matt, Ms. Durbin, Ms. Absher, and CMC’s Director of Compensation attended Compensation Committee meetings at the invitation of the Chair of the Compensation Committee. While the Compensation Committee receives management’s input with respect to executive compensation, all decisions regarding compensation for the NEOs are made by the Compensation Committee. The Compensation Committee also meets regularly in executive session (without the attendance of any member of management).

Role of Peer Companies

Compensation Peer Group

Our executive compensation program is designed so that base pay and total short- and long-term compensation is competitive with market practices. Market practices, or benchmarks, are based on peer group data and compensation survey data. FW Cook assisted the Compensation Committee with its review of the compensation peer group for continued appropriateness for fiscal year 2023 purposes, considering the comparability of the peer companies in terms of industry focus, size, scope and complexity of operations. In the compensation peer group used for setting pay in fiscal year 2023, the Compensation Committee removed Navistar, as it was acquired, and replaced it with Radius Recycling (formerly Schnitzer Steel INDS-CL A).

The Compensation Committee also uses compensation survey data in its evaluation of compensation for the NEOs. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies. To assist the Compensation Committee in evaluating fiscal year 2023 compensation levels, the Compensation Committee reviewed information from the following surveys: Willis Towers Watson CDB Executive Reports and FW Cook Executive Survey. For purposes of this Compensation Discussion and Analysis, the compensation peer group data and compensation survey data are collectively referred to as “Peer Data.”

Performance Peer Group

The performance peer group is used to measure Relative TSR performance for purposes of the PSU program. Similar to the compensation peer group, with the assistance of FW Cook, the Compensation Committee reviews the performance peer group on an annual basis for continued appropriateness. For the purposes of the fiscal years 2023-2025 PSUs, Arconic was removed, as it was acquired in August 2023.

The companies included in the fiscal years 2023-2025 performance peer group were chosen by the Compensation Committee based on recommendations from FW Cook, with management input. Our performance peer group is broader than our compensation peer group as it is focused more on our competitors for investor capital, and is less bound by revenue size, which is a driver of pay levels in the compensation peer group.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table illustrates the list of our compensation and performance peers:

Company	Compensation Peer	Performance Peer

Alcoa Corp.	X	X

Allegheny Technologies, Inc.	X	X

Arcosa	X

Carpenter Technology Corp.	X	X

Cleveland-Cliffs, Inc.	X	X

Eagle Materials, Inc.		X

Martin Marietta Materials	X	X

MasTec	X

Nucor Corp.	X	X

Olympic Steel		X

Oshkosh Corp.	X

Radius Recycling (formerly Schnitzer Steel INDS-CL A)	X	X

Reliance Steel & Aluminum Co	X	X

Ryerson Holdings		X

Silgan Holdings Inc.	X

Steel Dynamics, Inc.	X	X

Terex	X

The Timken Company	X

TimkenSteel Corp.		X

Trinity Industries	X

United States Steel Corp.	X	X

Vulcan Materials Co.		X

Worthington Industries	X	X

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Mix: Components and Objectives of Short- and Long-Term Compensation

In accordance with our overall compensation philosophy and program, our executives are provided with a mix of base salary, short-term incentives, long-term incentives and employee benefits. As shown in the charts below, our compensation philosophy places a significant portion of the potential compensation for each NEO “at risk” such that compensation will vary based on CMC’s performance.

Base Salary

We pay an annual base salary to each of our NEOs in order to provide them with a fixed rate of cash compensation that is “non-variable” during the fiscal year. While the Compensation Committee generally targets base salary at the 50th percentile of the Peer Data, actual base salary may be above or below the 50th percentile based on the Compensation Committee’s review of the underlying scope of an NEO’s responsibilities, individual performance and experience, tenure in the NEO’s current position or with CMC, internal pay equity and retention concerns.

For fiscal year 2023, the Compensation Committee elected to make the changes to base salary outlined in the table below after reviewing the competitiveness of each executive’s base salary versus the market data and assessing the individual performance of each executive.

Executive	Fiscal Year 2023 Base Salary	% Change from Fiscal Year 2022 Base Salary

Barbara R. Smith	$1,180,000	4.9%

Peter R. Matt(1)	$800,000	N/	A

Paul J. Lawrence	$625,000	5.0%

Ty L. Garrison	$610,000	2.5%

Jody K. Absher	$495,000	5.3%

Jennifer J. Durbin	$495,000	5.3%
(1)	Mr. Matt was appointed President effective April 9, 2023. Mr. Matt was appointed President and CEO effective September 1, 2023.

Annual Cash Incentive Bonus

Role of the Annual Cash Incentive Bonus

The purpose of the Annual Cash Incentive Plan is to advance the interests of CMC and our stockholders by:

•

providing those employees designated by the Compensation Committee (which may include NEOs, other senior executives, senior level employees and other employees) incentive compensation tied to pre-established and objective performance goals;

•	providing competitive compensation to attract, motivate and retain outstanding employees who achieve superior performance;

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COMPENSATION DISCUSSION AND ANALYSIS

•	identifying and rewarding superior performance; and

•	fostering accountability and teamwork throughout CMC.

Goal-Setting Process

The Compensation Committee establishes appropriate performance periods, designates those executives eligible to participate, sets the level of potential awards and determines the financial targets or other performance measures which, if attained, result in payment of awards (the “performance goals”). Management may periodically make recommendations as to these matters, but the Compensation Committee makes all decisions with respect to the implementation of the Annual Cash Incentive Plan.

The performance period for the annual bonus (the “Annual Cash Incentive Bonus”) is our fiscal year. The fiscal year 2023 Annual Cash Incentive Bonus was tied to Adjusted Earnings (Comp) and ROICC. The Compensation Committee believes these metrics focus the executives on effectively utilizing our assets, maximizing operational efficiencies, and seeking profitable growth opportunities.

In November 2022, the Compensation Committee established fiscal year 2023 financial performance goals that aligned with CMC’s fiscal year 2023 operating plan. The operating plan, which is approved annually by the Finance Committee, is established based on a rigorous financial review process that incorporates an analysis of macroeconomic conditions and a bottom-up process completed by each operating division. Key inputs include:

•	Global and country-specific trends such as gross domestic product (GDP), interest rates, and commodity prices;

•	Product specific trends related to domestic demand and import levels for our products; and

•	Company specific considerations such as volume demand, cost inflation, metal margin, availability of labor, planned maintenance outage periods, and continuous improvement projects.

The Compensation Committee established Adjusted Earnings (Comp) and ROICC targets for fiscal year 2023 that aligned with CMC’s fiscal year 2023 operating plan. Due to market uncertainty, as well as record performance levels in fiscal year 2022, the fiscal year 2023 targets were set higher than the fiscal year 2022 targets, but lower than the Company’s fiscal year 2022 actual performance.

The table below sets forth each NEO’s fiscal year 2023 threshold, target and maximum bonus opportunities, expressed as a percentage of base pay.

2023 Annual Cash Incentive Bonus Opportunity

Expressed as a Percentage of Base Pay for Fiscal Year 2023

Name	Base Pay	Threshold	Target	Maximum

Barbara R. Smith(1)	$1,180,000	70.0%	140%	280%

Peter R. Matt(2)	$800,000	50.0%	100%	200%

Paul J. Lawrence(3)	$625,000	45.0%	90%	180%

Ty L. Garrison	$610,000	40.0%	80%	160%

Jody K. Absher(4)	$495,000	37.5%	75%	150%

Jennifer J. Durbin(4)	$495,000	37.5%	75%	150%
(1)	Ms. Smith’s target bonus opportunity was increased from 135% in fiscal year 2022 to 140% in fiscal year 2023 based upon Peer Data.
(2)	The amount presented is Mr. Matt’s annual base pay, but his actual target bonus opportunity was prorated based on his service during fiscal year 2023.
(3)	Mr. Lawrence’s target bonus opportunity was increased from 80% in fiscal year 2022 to 90% in fiscal year 2023 based upon Peer Data.
(4)	Mses. Absher’s and Durbin’s target bonus opportunities were increased from 70% in fiscal year 2022 to 75% in fiscal year 2023 based upon Peer Data and internal pay equity.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Annual Cash Incentive Bonus Performance Goals

The following table sets forth the fiscal year 2023 financial performance goals applicable to each NEO under the Annual Cash Incentive Plan, as well as actual performance. Payouts for performance in between performance levels are determined using straight line interpolation.

Commercial Metals Company	Weighting	Threshold	Target	Maximum	Actual Performance

Adjusted Earnings (Comp)(1)	50%	$515 million	$757 million	$999 million	$831 million

ROICC(2)	50%	13.2%	17.9%	22.1%	18.5%

Financial Performance Payout Factor			122.5%
(1)	Adjusted Earnings (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)	ROICC is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Fiscal year 2023 was a strong year for financial performance. Adjusted Earnings (Comp) and ROICC performance were lower than fiscal year 2022 but still represented the second best year of financial performance in the Company’s history. As a result, our bonus payouts were above target (122.5% of target) but lower than fiscal year 2022 (200% of target).

2023 Annual Cash Incentive Bonus Payouts

The table below shows the payouts received by each NEO for fiscal year 2023 performance. The payouts (as a percentage of target) for the NEOs were consistent with those for other employees whose bonuses were also determined based on these financial measures.

Executive	Payout ($)	Payout (% of Target)

Barbara R. Smith	$2,023,582	122.5%

Peter R. Matt(1)	$389,322	122.5%

Paul J. Lawrence	$689,000	122.5%

Ty L. Garrison	$597,739	122.5%

Jody K. Absher	$454,756	122.5%

Jennifer J. Durbin	$454,756	122.5%
(1)	Mr. Matt’s bonus payout was prorated based on his time of service during fiscal year 2023.

Long-Term Incentive Program

Through our long-term incentive program, we provide senior executives, including participating NEOs, the opportunity for equity awards contingent on the attainment of multi-year performance goals. Acting in concert, the Annual Cash Incentive Bonus and the long-term incentive programs provide balanced cash incentives and equity incentives that we believe reward executive focus on delivering both financial results and long-term growth. The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data.

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2023 Long-Term Incentive Program

In fiscal year 2023, each NEO received a long-term incentive package consisting of the amounts below.

Executive	Target (% of Salary)	Target ($)	PSU Weighting	RSU Weighting
Barbara R. Smith	500%	$5,900,000	60%	40%
Peter R. Matt(1)	300%	$2,400,000	50%	50%
Paul J. Lawrence(2)	200%	$1,250,000	50%	50%
Ty L. Garrison(2)	200%	$1,220,000	50%	50%
Jody K. Absher	150%	$742,500	50%	50%
Jennifer J. Durbin	150%	$742,500	50%	50%
(1)	Mr. Matt received a long-term incentive award prorated for service as President of $1,200,000 and an additional $2,200,000 as a buyout of compensation lost from his prior employer.
(2)	Messrs. Lawrence’s and Garrison’s long-term incentive targets increased from 175% in fiscal year 2022 to 200% in fiscal year 2023 based upon Peer Data.

Restricted Stock Units (RSUs)

The RSU awards granted in fiscal year 2023 vest ratably over a three-year period and will be settled in shares of CMC common stock.

Performance Share Units (PSUs)

The PSU awards granted in fiscal year 2023 are eligible to vest at the end of a three-year performance period, which runs from September 1, 2022 to August 31, 2025, and will be settled in shares of Company common stock based 75% on Adjusted EBITDA (Comp) and 25% based on Relative TSR. The Compensation Committee believes that such metrics are aligned with CMC’s long-term business plan and long-term stockholders’ interests.

Adjusted EBITDA (Comp) Portion of PSUs (75%)

In each year of the performance period, the Compensation Committee sets an Adjusted EBITDA (Comp) goal based on the business plan and performance is measured on a cumulative basis as compared to the target level. If a positive ROICC is not attained over the three-year performance period, then under the terms of the award agreements, none of the PSU awards subject to the Adjusted EBITDA (Comp) metric will vest, regardless of the Adjusted EBITDA (Comp) performance achieved. The payout formula is intended to encourage strong, focused performance, with each performance level representing what the Compensation Committee deemed to be stretch, but attainable performance goals given the economic and market conditions at the time the goals were set. The table below sets forth the vesting percentage and payout levels for the portion of the PSU awards that vest based on Adjusted EBITDA (Comp) performance over the three-year performance period ending August 31, 2025. The Adjusted EBITDA (Comp) target for fiscal year 2023, which is the first year in the three-year performance period, was $1.289 billion, and CMC achieved $1.367 billion of Adjusted EBITDA (Comp) in fiscal year 2023.

2023-2025 Adjusted EBITDA (Comp) Performance vs. Target

	Adjusted EBITDA (Comp) Metric
	Threshold (70% of Target)	Target (100%)	Maximum (130% of Target)
Percent of PSUs to Vest	50%	100%	200%

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COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Portion of PSUs (25%)

The following table sets forth the vesting percentage and payout levels for the portion of the PSU award that vests based on Relative TSR performance over the three-year performance period ending August 31, 2025.

	TSR Metric
	Threshold >/=P30	Target >/=P50	Maximum >/=P70
Percent of PSUs to Vest	50%	100%	200%

Fiscal Year 2021-2023 Long-Term Incentive Programs

For the PSUs granted on October 13, 2020 to all of the then-serving NEOs, the awards were settled based on CMC’s achievement of Adjusted EBITDA (Comp), ROICC and Relative TSR performance over the three-year performance period ending August 31, 2023 as follows:

	Performance Metric
	Cumulative Adjusted EBITDA (Comp)	ROICC	TSR Ranking
Target	$2.413 billion	Positive	44th percentile
Actual	$3.601 billion	20.9%	85th percentile
Adjusted EBITDA (Comp) Payout: 200% Relative TSR Payout: 85%

Other Elements of Compensation

As described below, we also provide retirement benefits and health and other welfare benefits to our NEOs.

Retirement and Non-qualified Deferred Compensation Programs

Retirement Plan: The primary tax qualified long-term compensation retirement plan we have for our employees in the United States is the Commercial Metals Companies Retirement Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution plan and all Company contributions to the plan are discretionary. Please see footnote 6 to the fiscal year 2023 Summary Compensation Table beginning on page 47 for more detailed information.

Benefit Restoration Plan: As a result of limitations mandated by federal tax law and regulations that limit defined contribution plan retirement benefits of more highly compensated employees, CMC provides the Benefit Restoration Plan (“BRP”), a non-qualified plan for certain executives, including each of the NEOs, designated by the Compensation Committee, who are subject to federally mandated benefit limits in the 401(k) Plan. Following each calendar year-end, we credit to the participant’s account under the BRP a dollar amount equal to the amount of Company contributions that the participant would have received under the 401(k) Plan, but for the limits imposed by law on Company contributions to that plan. A BRP participant may also elect to defer up to 50% of his or her base salary and Annual Cash Incentive Bonus into his or her BRP account under which CMC provides a match on the elected deferrals up to 4.5% of the participant’s BRP-eligible compensation. The Compensation Committee believes that the BRP is an important element of our long-term compensation program in order to help attract and retain talent in a competitive market. Please see footnote 6 to the fiscal year 2023 Summary Compensation Table beginning on page 47 for more detailed information.

Perquisites

We provide car allowances to each of our NEOs. Please see footnote 6 to the fiscal year 2023 Summary Compensation Table beginning on page 47 for more detailed information. We do not own or provide to the NEOs corporate aircraft, security services, an executive dining room or similar perquisites.

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COMPENSATION DISCUSSION AND ANALYSIS

Health and Other Welfare Benefits

Our NEOs, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, short and long-term disability, and other employee benefits generally made available to employees. In addition, CMC offers a supplemental long-term disability program for executives, including the NEOs, which is intended to replicate the coverage available to non-executive employees.

Termination, Severance and Change in Control Benefits

As of August 31, 2023, the employment agreements with each of our NEOs provide severance benefits upon a qualifying termination of employment. In addition, we have entered into Executive Employment Continuity Agreements (“EECAs”) with each of the NEOs, which provide for enhanced severance benefits in the event of a qualifying termination of employment within two years following a Change in Control (as defined in such agreements). The termination provisions included in the employment agreements and EECAs are further described below in the “Potential Payments and Benefits Upon Termination or Change in Control” section beginning on page 52. The Compensation Committee believes the payments provided for under the employment agreements and EECAs upon a qualifying termination of employment to be reasonable in light of the non-competition obligations imposed upon the NEOs post-termination and in order to ensure that we have the continued attention and dedication of the executives during circumstances that could result in a Change in Control.

Finally, the Annual Cash Incentive Plan provides that in the event of a Change in Control, the Compensation Committee has discretion to take such action as it determines to be in the best interest of the Company to determine the extent to which incentive compensation is considered earned and payable during any performance period.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our federal tax deduction for compensation paid in any fiscal year to our CEO and our other “covered employees,” as defined in Section 162(m), to $1,000,000. Although the Compensation Committee has analyzed and will continue to analyze the effect that Section 162(m) and the potential lack of deduction for amounts paid in excess of the deduction limit may have on CMC, the Compensation Committee continues to retain flexibility to make compensation decisions that are based on factors other than Section 162(m) and related consequences when necessary or appropriate (as determined by the Compensation Committee in its sole discretion) to enable CMC to continue to attract, retain, reward and motivate its highly-qualified executives. This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m).

Compensation Risk Assessment – NEOs

CMC’s compensation policies are structured to discourage inappropriate risk-taking by our executives. The “Compensation Risk Assessment—Company-wide Compensation Policies and Programs” section on page 67 describes the Compensation Committee’s assessment, which includes, among other things, FW Cook’s annual risk assessment and the Compensation Committee’s belief that our compensation programs do not encourage excessive risk-taking and thus do not create risks that are reasonably likely to have a material adverse effect on CMC.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines and Policy Regarding Hedging and Pledging of Company Stock

Our Board has implemented stock ownership guidelines for non-employee directors, executive officers and certain other senior level employees. Our Board believes that minimum ownership guidelines serve to further align the interests of those covered by the guidelines with our stockholders. Individuals who are hired or promoted into positions covered by the guidelines, or who are elected to serve on our Board, have five years following their hire or promotion date to attain the minimum ownership level applicable to their positions. The guidelines require ownership of Company common stock with a value of the greater of the current fair market value or the closing price per share on the date on which the shares were acquired, of not less than the amounts below, as determined on October 31st of each year.

The Compensation Committee has established stock ownership guidelines for our non-employee directors, executive officers and other senior level employees, as set forth in the following table:

Position	Stock Ownership Guidelines

Non-employee directors	5x the director’s prevailing annual cash retainer award

President and CEO	5x base salary

COO	4x base salary

EVPs, SVPs, the CFO, Chief Human Resources and Communications Officer and Chief Legal Officer	3x base salary

Other executives as may be designated by the Compensation Committee	1x base salary

Unvested time-vested restricted stock and unvested time-vested RSUs are included when determining the amount of stock ownership, with each share of unvested time-vested restricted stock and each share underlying unvested time-vested RSUs counting as one share of Company common stock. Stock appreciation rights, whether or not vested, and unearned PSUs do not count for purposes of determining compliance with the stock ownership guidelines. In addition, unvested restricted stock and RSUs that are subject to conditions other than time vesting do not count for the purpose of determining stock ownership levels. All persons subject to the guidelines must retain 50% of the shares of Company common stock issued upon the vesting of any of their restricted stock or RSUs (after payment of taxes) until achievement of the retention levels.

As of October 31, 2023, the measurement date specified in the Company’s stock ownership guidelines, all directors and NEOs have met or, within the applicable period, are expected to meet the stock ownership guidelines.

CMC’s Statement of Company Policy on Insider Trading and Anti-Hedging prohibits all employees from buying or selling Company securities while aware of material non-public information and prohibits the disclosure of material non-public information to others who then trade in our securities. The policy is available on our website, www.cmc.com, by clicking on “Investors” then “Governance and Board of Directors.” As part of this policy, certain other Company securities related transactions by directors, officers and employees are also prohibited or subject to specific notice and pre-approval requirements. The policy is premised on the belief that even in those circumstances where the proposed transaction may not constitute a violation of law or applicable regulations, it is nonetheless considered inappropriate for any director, officer or other employee of ours to engage in short-term or speculative transactions in our securities, which may be viewed as reducing their incentive to improve our performance or inconsistent with the objectives of our stockholders in general. Therefore, it is our policy that directors, officers and other employees may not engage in any transactions involving our securities which constitute short sales, puts, calls, forwards, futures or other derivative securities. The policy prohibits certain other transactions including hedging or monetization transactions, such as zero-cost collars, forward sale contracts and arrangements pledging Company securities as collateral for a loan.

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy

The Compensation Committee has adopted a clawback policy, effective as of September 11, 2023, that complies with the NYSE’s clawback rules promulgated under SEC Rule 10D-1. Under this policy, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any such financial reporting requirement, the policy requires that the Compensation Committee, to the extent legally permitted and pursuant to the terms of the policy, recover from current and former executive officers and Section 16 officers any cash bonuses paid pursuant to the Annual Cash Incentive Plan, any PSUs granted pursuant to the 2013 Long-Term Equity Incentive Plan, and any other cash bonuses or equity awards that are granted, earned or vest based wholly or in part on the attainment of a financial reporting measure as defined in the NYSE’s clawback rules. The amount subject to recovery is the excess of the incentive compensation received based on the erroneous data over the incentive compensation that would have been received had it been based on the restated results.

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EXECUTIVE COMPENSATION

The following tables, footnotes and narratives, found on pages 47 through 66, provide information regarding the compensation, benefits and equity awards in CMC for the NEOs.

Fiscal Year 2023 Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Barbara R. Smith Executive Chairman, Former President and Chief Executive Officer	2023	$1,171,539	$ —	$6,184,205	$—	$2,023,582	$224,299	$9,603,625
	2022	$1,117,308	$ —	$5,825,836	$—	$3,037,500	$226,997	$10,207,641
	2021	$1,075,000	$ —	$4,859,240	$—	$2,902,500	$217,512	$9,054,252

Peter R. Matt(7) President and Chief Executive Officer	2023	$307,692	$200,000	$3,420,865	$—	$389,322	$94,306	$4,412,185
	2022	$—	$ —	$—	$—	$—	$—	$—
	2021	$—	$ —	$—	$—	$—	$—	$—

Paul J. Lawrence Senior Vice President, Chief Financial Officer	2023	$620,385	$ —	$1,294,742	$—	$689,000	$91,873	$2,696,000
	2022	$591,923	$ —	$1,067,116	$—	$952,000	$93,509	$2,704,548
	2021	$571,154	$ —	$1,003,035	$—	$862,500	$86,351	$2,523,040

Ty L. Garrison(7) Senior Vice President, Operational and Commercial Excellence	2023	$607,692	$ —	$1,263,679		$597,739	$89,693	$2,558,803
	2022	$591,923	$ —	$1,067,116	$—	$892,500	$293,697	$2,845,236
	2021	$—	$ —	$—	$—	$—	$—	$—

Jody K. Absher Senior Vice President, Chief Legal Officer and Corporate Secretary	2023	$491,154	$ —	$769,063	$—	$454,756	$74,399	$1,789,372
	2022	$459,231	$ —	$722,523	$—	$658,000	$69,590	$1,909,344
	2021	$390,000	$ —	$398,716	$—	$480,000	$60,589	$1,329,306

Jennifer J. Durbin Senior Vice President, Chief Human Resources and Communications Officer	2023	$491,154	$ —	$769,063	$—	$454,756	$72,940	$1,787,913
	2022	$459,231	$ —	$722,523	$—	$658,000	$69,705	$1,909,459
	2021	$384,616	$ —	$398,716	$—	$480,000	$56,342	$1,319,674

(1)

Principal positions reflect titles as of November 21, 2023. Ms. Smith served as Chairman of the Board, President and CEO until April 9, 2023. In connection with Mr. Matt assuming the role of President on April 9, 2023, Ms. Smith assumed the role of Chairman of the Board and CEO until August 31, 2023. Ms. Smith retired from such roles and was appointed Executive Chairman of the Board, and Mr. Matt assumed the role of President and CEO, in each case effective September 1, 2023. During fiscal year 2023, Mr. Garrison’s title was Senior Vice President Operations, Ms. Absher’s title was Vice President, Chief Legal Officer and Secretary, and Ms. Durbin’s title was Vice President and Chief Human Resources Officer.

(2)	Mr. Matt received a one-time sign-on bonus in the amount of $200,000 upon hire.
(3)

Amounts reported in this column for fiscal year 2023 represent the grant date fair value of PSUs and RSUs awarded in fiscal year 2023 and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The grant date fair value for PSUs is based on the probable outcome of the vesting conditions as of the grant date. Mr. Matt received a stock award upon hire as a one-time long-term incentive award. The maximum value of the PSUs for Ms. Smith, Mr. Matt (including his one-time long-term incentive award), Mr. Lawrence, Mr. Garrison, Ms. Absher, and Ms. Durbin, respectively, are as follows: $7,771,463, $3,527,472, $1,372,084, $1,339,165, $815,003 and $815,003. Assumptions used in determining these values can be found in Note 13

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EXECUTIVE COMPENSATION

in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 12, 2023.
(4)	No options or stock appreciation awards were issued in fiscal year 2023.
(5)

Amounts reported in fiscal year 2023 for each NEO represent the fiscal year 2023 Annual Cash Incentive Bonus earned by such NEO. Please see the Compensation Discussion and Analysis beginning on page 33 for further information regarding these bonuses.

(6)

For fiscal year 2023, this column includes a contribution to the 401(k) Plan account of $4,975 for Ms. Smith, $4,308 for Mr. Matt, $4,975 for Mr. Lawrence, $4,975 for Mr. Garrison, $10,222 for Ms. Absher, and $5,171 for Ms. Durbin. This column also includes contributions to the BRP accounts of Ms. Smith of $193,463, Mr. Matt of $11,879, Mr. Lawrence of $62,004, Mr. Garrison of $60,310, Ms. Absher of $39,334, and Ms. Durbin of $42,183. This column also includes car allowances for Ms. Smith of $10,000, Mr. Matt of $3,846, Mr. Lawrence of $10,000, Mr. Garrison of $10,000, Ms. Absher of $10,000, and Ms. Durbin of $10,000. Under the terms of the Executive Annual Health Program, all NEOs were eligible to be reimbursed for the cost of an annual physical up to a maximum of $10,000. Due to health care privacy concerns, the actual reimbursements for participants under this program are not shown and instead this column includes the maximum amount eligible for reimbursement. This column also includes the premiums paid on behalf of the executive by CMC for supplemental long-term disability coverage in the amounts of $5,779, $9,295, $4,812, $4,325, $4,777, and $5,520 for Ms. Smith, Messrs. Matt, Lawrence, and Garrison, and Mses. Absher and Durbin, respectively. This column also includes $40,461 for Mr. Matt’s relocation benefit and gross up of $14,517. This column also includes an annual employee holiday gift for each NEO.

(7)	Mr. Matt was not an NEO prior to fiscal year 2023. Mr. Garrison was not an NEO prior to fiscal year 2022.

Grants of Plan Based Awards

The following table and footnotes provide information regarding grants of plan based awards to NEOs in fiscal year 2023.

Grants of Plan Based Awards in Fiscal Year 2023

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Barbara R. Smith	10/10/2022	$826,000	$1,652,000	$3,304,000	44,383	88,766	177,532	—	$3,885,731
	10/10/2022	$—	$—	$—	—	—	—	59,178	$2,298,474
Peter R. Matt	4/10/2023	$158,920	$317,840	$635,680	17,857	35,714	71,428	—	$1,763,736
	4/10/2023	$—	$—	$—	—	—	—	35,714	$1,657,130
Paul J. Lawrence	10/10/2022	$281,250	$562,500	$1,125,000	7,836	15,672	31,344	—	$686,041
	10/10/2022	$—	$—	$—	—	—	—	15,672	$608,701
Ty L. Garrison	10/10/2022	$244,000	$488,000	$976,000	7,648	15,296	30,592	—	$669,582
	10/10/2022	$—	$—	$—	—	—	—	15,296	$594,097
Jody K. Absher	10/10/2022	$185,625	$371,250	$742,500	4,655	9,309	18,618	—	$407,501
	10/10/2022	$—	$—	$—	—	—	—	9,309	$361,562
Jennifer J. Durbin	10/10/2022	$185,625	$371,250	$742,500	4,655	9,309	18,618	—	$407,501
	10/10/2022	$—	$—	$—	—	—	—	9,309	$361,562

(1)

Represents the Annual Cash Incentive Bonus under the Annual Cash Incentive Plan. The Annual Cash Incentive Plan and the terms of these awards are described in the section entitled “Annual Cash Incentive Bonus” on page 39.

(2)

Represents PSUs granted under CMC’s 2013 Long-Term Equity Incentive Plan, with 75% of the PSUs vesting based on CMC’s achievement of financial performance goals relating to Adjusted EBITDA (Comp) and ROICC, and 25% of the PSUs vesting based on CMC’s TSR performance compared to the TSR peer group. The performance period for the PSUs granted on October 10, 2022 commenced on September 1, 2022 and will

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EXECUTIVE COMPENSATION

continue through August 31, 2025. The 2023-2025 long-term incentive program is described in further detail in the section entitled “Long-Term Incentive Program” on page 41.
(3)

Represents RSUs granted under CMC’s 2013 Long-Term Equity Incentive Plan that vest ratably over three years from the date of grant, subject to the NEO’s continued employment through the applicable vesting date.

(4)

Represents the grant date fair value of PSUs and RSUs awarded in fiscal year 2023 and calculated in accordance with FASB ASC Topic 718. The grant date fair value for the portion of the PSUs that vest based on Adjusted EBITDA (Comp) and ROICC performance was based on the probable outcome of the performance-based vesting conditions as of the grant date. The grant date fair value for the portion of the PSUs that vest based on Relative TSR performance was based on the probable outcome of the market-based vesting condition and the application of a Monte Carlo simulation model. Assumptions used in determining these values can be found in Note 13 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 12, 2023.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

Each NEO was party to an employment agreement during fiscal year 2023. The agreements generally have an initial term of one year (with the exception of Ms. Smith’s agreement, which had an initial term of two years), with automatic one-year renewals thereafter unless terminated by either party. The employment agreements set forth a minimum annual base salary and provide that each executive is eligible to earn a bonus under our compensation program but has no guaranteed bonus amount. Each executive is also eligible to participate in or receive benefits under any plan or arrangement made generally available to our employees. Please see the narrative and tables included in the “Potential Payments and Benefits Upon Termination or Change in Control” section on pages 52 through 60 for a description of the compensation that would be paid to the NEOs in the event of their termination following a Change in Control, as well as other events resulting in termination of employment. As discussed below, (i) we entered into an employment and transition agreement with Ms. Smith in connection with her appointment as Executive Chairman of the Board, effective September 1, 2023, which amended, restated and superseded her prior employment agreement and (ii) we entered into amended and restated employment agreements with Messrs. Garrison and Lawrence and Mses. Absher and Durbin, in each case effective October 13, 2023.

Material terms of the grants of plan based awards are described on pages 39 through 41 where we have discussed the Annual Cash Incentive Bonus and pages 41 through 43 where we have discussed the long-term incentive awards. The fiscal year 2023 long-term incentive awards for our NEOs consisted of time-based RSUs and PSUs, with 75% of the PSUs vesting based on CMC’s achievement of financial performance goals related to Adjusted EBITDA (Comp) and ROICC and 25% of the PSUs vesting based on CMC’s TSR performance compared to the performance peer group. The percentage of salary and bonus (as noted in the Non-Equity Incentive Plan Compensation column) of each of the NEOs as compared to the total compensation in the Fiscal Year 2023 Summary Compensation Table is as follows: Ms. Smith (33%), Mr. Matt (20%), Mr. Lawrence (49%), Mr. Garrison (47%), Ms. Absher (53%), and Ms. Durbin (53%).

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Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes provide information regarding PSUs and RSUs outstanding as of the end of fiscal year 2023. As of August 31, 2023, none of our NEOs held outstanding options or stock appreciation rights (“SARs”). The market value of units that have not vested was determined by multiplying the closing market price of our common stock on August 31, 2023 on the NYSE, $56.29, by the number of units that have not vested.

Outstanding Equity Awards at 2023 Fiscal Year-End

	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Name

Barbara R. Smith	27,995	(1)	$1,575,839	—		$—

	46,570	(2)	$2,621,425	209,562	(3)	$11,796,245

	59,178	(4)	$3,331,130	177,532	(5)	$9,993,276

Peter R. Matt	35,714	(6)	$2,010,341	71,428	(7)	$4,020,682

	—		$—	—		$—

	—		$—	—		$—

Paul J. Lawrence	7,280	(1)	$409,791	—		$—

	10,777	(2)	$606,637	32,326	(3)	$1,819,631

	15,672	(4)	$882,177	31,344	(5)	$1,764,354

Ty L. Garrison	5,697	(1)	$320,684	—		$—

	10,777	(2)	$606,637	32,326	(3)	$1,819,631

	15,296	(4)	$861,012	30,592	(5)	$1,722,024

Jody K. Absher	2,894	(1)	$162,903	—		$—

	7,297	(2)	$410,748	21,888	(3)	$1,232,076

	9,309	(4)	$524,004	18,618	(5)	$1,048,007

Jennifer J. Durbin	2,894	(1)	$162,903	—		$—

	7,297	(2)	$410,748	21,888	(3)	$1,232,076

	9,309	(4)	$524,004	18,618	(5)	$1,048,007

(1)

Represents RSUs granted on October 13, 2020, with one-third of the award vested one year after the date of grant, one-third of the award vested two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(2)

Represents RSUs granted on October 12, 2021, with one-third of the award vested one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(3)

In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 12, 2021, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to Adjusted EBITDA (Comp) and ROICC and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2022-2024 performance period.

(4)

Represents RSUs granted on October 10, 2022, with one-third of the award vesting one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(5)

In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 10, 2022, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to Adjusted EBITDA (Comp) and ROICC and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2023-2025 performance period.

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(6)

Represents RSUs granted on April 10, 2023, with one-third of the award vesting one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.

(7)

In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on April 10, 2023, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to Adjusted EBITDA (Comp) and ROICC and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2023-2025 performance period.

Option/SARs Exercised and Stock Vested

The following table provides information regarding stock vested during fiscal year 2023 for the NEOs. No options or SARs were issued or exercised by NEOs in fiscal year 2023.

Option/SARs Exercised and Stock Vested in Fiscal Year 2023

	Options/SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)

Barbara R. Smith	—	$—	301,936	$13,999,256

Peter R. Matt(2)	—	$—	—	$—

Paul J. Lawrence	—	$—	58,747	$2,697,600

Ty L. Garrison	—	$—	46,780	$2,141,471

Jody K. Absher	—	$—	22,045	$1,008,619

Jennifer J. Durbin	—	$—	22,045	$1,008,619

(1)	Included in these columns are the number of shares and the associated value realized with respect to the vesting of the RSUs and PSUs.
(2)	Mr. Matt did not have any stock award vestings in fiscal year 2023.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

All of the NEOs have previously been designated by the Compensation Committee as being eligible to participate in the BRP. Participants can elect to defer W-2 earnings, including annual bonus awards, up to a maximum of 50% of such earnings. Deferrals are matched up to 4.5% of the participant’s BRP-eligible compensation, with the matching contributions vesting after two years of service. Annually, BRP participants must elect, prior to the fiscal year in which the compensation to be credited or deferred to the BRP is earned, the time at which they want distributions from the BRP. Amounts may be deferred for a minimum of one year. Distribution election options include commencement upon retirement either in a lump sum or installments or at a set future date either in lump sum or installments even if employment continues with us. In the event of death or disability, the participant or his or her estate will receive a lump sum payment. The payment of amounts deferred by NEOs after December 31, 2004 and that are to be paid after termination of employment, will be delayed for six months following termination of employment in order to comply with Section 409A of the Code.

Amounts deferred into the BRP by the participant as well as contributions by us are credited with market earnings or losses based on the participant’s self-directed investment election and allocation among a group of mutual funds. The mutual funds available in the BRP have investment objectives similar, but not identical to, those funds available to all employees under our tax-qualified plan. There is no above-market or preferential interest rates credited on any compensation deferred in the BRP. Participants may change fund choices on a daily basis to the extent permitted by the funds.

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EXECUTIVE COMPENSATION

The following table and footnotes provide information regarding the non-qualified deferred compensation plan during fiscal year 2023 for the NEOs.

Fiscal Year 2023 Non-Qualified Deferred Compensation Table

Name	Executive’s Contribution in Last FY ($)	Registrant’s Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY

Barbara R. Smith	$666,577	$182,232	$82,248	$ —	$4,188,300(1)

Peter R. Matt	$ 14,954	$ 16,187	$ 141	$ —	$ 31,281(2)

Paul J. Lawrence	$ 63,335	$ 61,796	$33,299	$ —	$ 546,985(3)

Ty L. Garrison	$ 75,535	$ 60,356	$26,902	$ —	$ 520,024(4)

Jody K. Absher	$ 41,376	$ 41,711	$25,850	$ —	$ 291,039(5)

Jennifer J. Durbin	$ 99,138	$ 44,559	$31,543	$ —	$ 455,166(6)

(1)	Approximately 65% of the aggregate balance at 2023 fiscal year end results from Ms. Smith’s voluntary deferrals of compensation to the BRP since participation began in 2013.
(2)	Approximately 48% of the aggregate balance at 2023 fiscal year end results from Mr. Matt’s voluntary deferrals of compensation to the BRP since participation began in 2023.
(3)	Approximately 47% of the aggregate balance at 2023 fiscal year end results from Mr. Lawrence’s voluntary deferrals of compensation to the BRP since participation began in 2016.
(4)	Approximately 44% of the aggregate balance at 2023 fiscal year end results from Mr. Garrison’s voluntary deferrals of compensation to the BRP since participation began in 2018.
(5)	Approximately 56% of the aggregate balance at 2023 fiscal year end results from Ms. Absher’s voluntary deferrals of compensation to the BRP since participation began in 2019.
(6)	Approximately 72% of the aggregate balance at 2023 fiscal year end results from Ms. Durbin’s voluntary deferrals of compensation to the BRP since participation began in 2020.

Potential Payments and Benefits Upon Termination or Change in Control

Under our executive compensation program, severance payments and the provision of benefits can be triggered upon termination of an NEO’s employment and following a Change in Control. These payments may include payments resulting from the employment agreements and EECAs discussed below.

Employment Agreements

Below is a description of the termination provisions included in each of the employment agreements and EECAs in effect as of August 31, 2023. The NEOs are also bound under the terms of their employment agreements to certain non-competition provisions during the term of the employment and for 18 months thereafter and certain non-solicitation restrictions for a period of two years after termination of employment.

If we terminate an NEO’s employment for cause under the terms of their respective employment agreements or under the applicable law or if any such executive terminates his or her own employment without good reason, then we have no further payment obligations to him or her, except accrued but unpaid salary through the date of such executive’s respective termination. If the employment of any of these executives is terminated due to death or disability, such executive or his or her respective estate will be entitled to: (i) any applicable life insurance or disability benefits; (ii) a pro rata share of any applicable bonus as determined by our Board; (iii) payment of any cash incentive due under the Annual Cash Incentive Plan; (iv) vesting of SARs, restricted stock and/or stock options to the extent permitted by the terms of the applicable equity incentive plan and award or grant agreements; and (v) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contributions attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

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If we terminate an NEO’s employment without cause, if he or she terminates for good reason, or if we do not renew his or her employment agreement, pursuant to their respective employment agreements, such executive will be entitled to: (i) an amount equal to two times the executive’s then current annual base salary; and (ii) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

Under our NEOs’ employment agreements, “cause” is defined as the executive’s: (i) theft, embezzlement, fraud, financial impropriety, any other act of dishonesty relating to such executive’s employment or any willful violation of Company policies (including the Company’s ethics policies) or lawful directives or any laws, rules or regulations applicable to CMC; (ii) willful commission of acts that would support the finding of a felony or lesser crime involving fraud, dishonesty, misappropriation or moral turpitude; (iii) failure to perform the duties and obligations under such executive’s employment agreement; or (iv) commission of an act in performance of such executive’s duties amounting to gross negligence or willful misconduct.

Under our NEOs’ employment agreements, “good reason” is defined as our breach of the agreement or a significant reduction in the executive’s responsibilities or compensation.

In connection with her appointment as Executive Chairman of the Board, we entered into an employment and transition agreement with Ms. Smith, effective September 1, 2023, which amended, restated and superseded her prior employment agreement. The termination provisions in Ms. Smith’s employment and transition agreement are consistent with those described above. We also entered into amended and restated employment agreements with Messrs. Garrison and Lawrence and Mses. Absher and Durbin, in each case effective October 13, 2023. The termination provisions in such amended and restated employment agreements are consistent with those described above.

EECAs.    Each of the NEOs is party to an EECA. The EECA is intended to ensure that we will have the continued attention and dedication of the executive during events that might lead to, and in the event of, a Change in Control of the Company. Should a Change in Control occur, we have agreed to continue to employ each executive for a period of two years thereafter (the “Employment Period”). The EECAs terminate two years after a Change in Control.

During the Employment Period, each executive will continue to receive: (i) an annual base salary equal to at least the executive’s base salary before the Change in Control; (ii) cash bonus opportunities equivalent to that available to the executive under our annual and long-term cash incentive plans in effect immediately preceding the Change in Control; and (iii) continued participation in all incentive plans, including equity incentive, savings, deferred compensation, retirement plans, welfare benefit plans and other employee benefits in place for other executives in similar positions at the Company.

If the executive’s employment is terminated during the Employment Period for any reason other than cause or disability (including Constructive Termination (as defined below)), the EECA requires us to pay certain severance benefits to the executive in a lump sum within 30 days following termination. The severance benefits for our NEOs include an amount equal to unpaid salary, vacation pay and certain other amounts considered to have been earned prior to termination as well as two times the sum of (i) the highest annual base salary in effect at any time during the five year period prior to the Change in Control and (ii) the executive’s target cash bonus opportunity for the performance period in which the termination date occurs. Under the terms of the EECA, the severance paid is determined based on a multiple of salary only and does not include a multiple of salary plus bonus. Company contributions to retirement plans and participation, including that of the executive’s eligible dependents, in Company provided welfare plan benefits will be continued for two years following termination. The executive also will become fully vested in all stock incentive awards and all stock options will remain exercisable for the remainder of their term. The EECA contains a “double trigger” in that there must be present both a Change in Control and a termination of the executive in order to trigger severance payments under these agreements. We believe that this double trigger is a reasonable trigger for severance compensation under the EECAs and that these agreements provide a mechanism for eliminating the distraction to the executives that is inherent in change in control events.

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Under the EECA, “cause” is defined as the executive’s: (i) material misappropriation with respect to the Company’s business or assets; (ii) persistent refusal or willful failure constituting gross dereliction to substantially perform the executive’s duties and responsibilities to the Company, which continues after the executive receives written notice from the Company of such refusal or failure and such refusal or failure is not remedied by the executive within 30 days following receipt of such notice; (iii) conviction of a felony or crime involving fraud, dishonesty or moral turpitude; or (iv) the use of drugs or alcohol that materially interferes with the executive’s performance of duties.

The EECA does not provide for a “tax gross up” reimbursement payment by us to the executive for taxes, including excise taxes under Section 4999 of the Code, which the employee may owe as a result of receipt of payments under the EECA in connection with the Change in Control. The EECA does require us to determine if the payments to an executive under the EECA combined with any other payments or benefits to which the executive may be entitled (in aggregate, the “Change in Control Payments”) would result in the imposition on the executive of the excise tax under Section 4999. We will either reduce the Change in Control Payments to the maximum amount which would not result in imposition of the Section 4999 excise tax or pay the entire Change in Control Payment to the executive if, even after the executive’s payment of the Section 4999 excise tax, the executive would receive a larger net amount.

In the event the executive is terminated more than two years following a Change in Control, no severance benefits are provided under the EECA. The EECA provides that the executive not disclose any confidential information relating to us and, for a period of one year following termination of employment, not compete with the business as conducted by the Company within 100 miles of a Company facility nor solicit or hire employees of the Company or knowingly permit (to the extent reasonably within the executive’s control) any business or entity that employs the executive or in which the executive has an ownership interest to hire Company employees. If a court rules that the executive has violated these provisions, the rights of the executive under the EECA will terminate.

Plan Awards.    In addition to the EECAs, although our existing equity incentive plan provides for accelerated vesting of stock-based awards as a result of a Change in Control, as defined by such plan, we have adopted a “double trigger” requirement for new equity awards effective fiscal year 2019 such that vesting will accelerate only if the participant has a qualifying termination within 24 months after a qualifying change in control event. A “qualifying termination” means a qualifying retirement (as determined in the sole discretion of the Compensation Committee) occurring at least six months after the award’s grant date, termination as a result of the participant’s total and permanent disability, or termination by us without cause or by the participant for good reason. Further, the Annual Cash Incentive Plan provides that in the event of a Change in Control, the Compensation Committee has discretion to take action to determine the extent to which incentive compensation is considered earned and payable during any performance period and further consistent with our best interests.

The EECA defines a “Change in Control” to be the occurrence of one of the following events: (i) the acquisition of thirty percent (30%) or more of our outstanding voting securities; (ii) the replacement of a majority of the members of our Board by directors not approved by the incumbents; (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities; or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The cash and equity incentive plans define a Change in Control to be the occurrence of one of the following events: (i) the acquisition of twenty-five percent (25%) or more of our outstanding voting securities; (ii) the replacement of a majority of the members of our Board by directors not approved by the incumbents; (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities; or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The EECA defines “Constructive Termination” as a material breach of the EECA by the Company, including: (i) the failure to maintain the executive in the position held by him or her prior to the Change in Control, (ii) a material adverse change in the executive’s responsibilities, (iii) the failure to pay the amounts due to the executive under the EECA, (iv) the failure of any successor to the Company to assume the EECA or (v) requiring the executive to relocate more than 50 miles from his workplace without the consent of the executive.

In order to describe the payments and benefits that are triggered for each event, we have created the following tables for each NEO estimating the payments and benefits that would be paid under each element of our

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compensation program assuming that the NEO’s employment terminated or the Change in Control occurred on August 31, 2023, the last day of fiscal year 2023. In all cases the amounts were valued as of August 31, 2023, based upon, where applicable, a closing share price on August 31, 2023 of $56.29.

The amounts in the following tables are calculated as of August 31, 2023 pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Barbara R. Smith Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$2,360,000	$—	$—	$2,360,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$3,304,000	$2,023,582	$2,023,582
Long-term Incentives Restricted Stock Unvested and Accelerated(2)	$—	$18,423,154	$—	$—	$—	$18,423,154	$8,743,244	$8,743,244
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$652,063	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$70,780	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$1,050,000	$—
Accrued Vacation Pay(6)	$90,769	$90,769	$90,769	$90,769	$—	$90,769	$90,769	$90,769

Total	$90,769	$18,513,923	$2,450,769	$90,769	$—	$24,900,766	$11,907,595	$11,857,595

(1)	Amounts reported for base salary and annual bonus are calculated pursuant to Ms. Smith’s employment agreement in effect as of August 31, 2023, and EECA described on pages 52 through 55.
(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Smith’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2023 premiums and actual calendar year 2023 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

Commercial Metals Company    2024 Proxy Statement    55

EXECUTIVE COMPENSATION

Peter R. Matt Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,600,000	$—	$—	$1,600,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$1,600,000	$389,322	$389,322
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$4,020,682	$—	$—
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$86,615	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$47,434	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$1,610,000	$—
Accrued Vacation Pay(6)	$61,538	$61,538	$61,538	$61,538	$—	$61,538	$61,538	$61,538

Total	$61,538	$61,538	$1,661,538	$61,538	$—	$7,416,269	$2,060,860	$1,450,860

(1)

Amounts reported for base salary and bonus are calculated pursuant to Mr. Matt’s employment agreement and EECA described on pages 52 through 55. As noted in footnote 7 below, Mr. Matt is not eligible for ordinary retirement.

(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Matt’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2023 premiums and actual calendar year 2023 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Mr. Matt is not eligible for ordinary retirement based on his length of service with the Company.

Commercial Metals Company    2024 Proxy Statement    56

EXECUTIVE COMPENSATION

Paul J. Lawrence Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,250,000	$—	$—	$1,250,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$1,125,000	$689,000	$689,000
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$3,690,598	$1,726,977	$1,726,977
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$257,687	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$81,323	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$3,785,000	$—
Accrued Vacation Pay(6)	$48,077	$48,077	$48,077	$48,077	$—	$48,077	$48,077	$48,077

Total	$48,077	$48,077	$1,298,077	$48,077	$—	$6,452,685	$6,249,054	$3,464,054

(1)

Amounts reported for base salary and annual bonus are calculated pursuant to Mr. Lawrence’s employment agreement and EECA described on pages 52 through 55. As noted in footnote 7 below, Mr. Lawrence is not eligible for ordinary retirement.

(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Lawrence’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2023 premiums and actual calendar year 2023 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Mr. Lawrence is not eligible for ordinary retirement based on his length of service with the Company.

Commercial Metals Company    2024 Proxy Statement    57

EXECUTIVE COMPENSATION

Ty L. Garrison Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,220,000	$—	$—	$1,220,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$976,000	$597,739	$597,739
Long-term Incentives Restricted Stock Unvested and Accelerated(2)	$—	$3,559,160	$—	$—	$—	$3,559,160	$1,635,956	$1,635,956
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$252,605	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$82,066	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$4,210,000	$—
Accrued Vacation Pay(6)	$46,923	$46,923	$46,923	$46,923	$—	$46,923	$46,923	$46,923

Total	$46,923	$3,606,083	$1,266,923	$46,923	$—	$6,136,754	$6,490,618	$3,280,618

(1)	Amounts reported for base salary and annual bonus are calculated pursuant to Mr. Garrison’s employment agreement and EECA described on pages 52 through 55.
(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Garrison’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2023 premiums and actual calendar year 2023 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

Commercial Metals Company    2024 Proxy Statement    58

EXECUTIVE COMPENSATION

Jody K. Absher Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$990,000	$—	$—	$990,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$742,500	$454,756	$454,756
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$2,237,696	$1,024,816	$1,024,816
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$189,676	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$49,192	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$990,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$6,035,000	$—
Accrued Vacation Pay(6)	$38,077	$38,077	$38,077	$38,077	$—	$38,077	$38,077	$38,077

Total	$38,077	$38,077	$1,028,077	$38,077	$—	$4,247,141	$7,552,649	$2,507,649

(1)

Amounts reported for base salary and bonus are calculated pursuant to Ms. Absher’s employment agreement and EECA described on pages 52 through 55. As noted in footnote 7 below, Ms. Absher is not eligible for ordinary retirement.

(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Absher’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2023 premiums and actual calendar year 2023 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Ms. Absher is not eligible for ordinary retirement based on her age.

Commercial Metals Company    2024 Proxy Statement    59

EXECUTIVE COMPENSATION

Jennifer J. Durbin Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$990,000	$—	$—	$990,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$742,500	$454,756	$454,756
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$2,237,696	$1,024,816	$1,024,816
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$198,223	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$80,737	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$990,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$7,110,000	$—
Accrued Vacation Pay(6)	$38,077	$38,077	$38,077	$38,077	$—	$38,077	$38,077	$38,077

Total	$38,077	$38,077	$1,028,077	$38,077	$—	$4,287,233	$8,627,649	$2,507,649

(1)

Amounts reported for base salary and bonus are calculated pursuant to Ms. Durbin’s employment agreement and EECA described on pages 52 through 55. As noted in footnote 7 below, Ms. Durbin is not eligible for ordinary retirement.

(2)

Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.

(3)

Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Durbin’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.

(4)	Amounts reported are based on estimated costs for two years based upon calendar year 2023 premiums and actual calendar year 2023 coverage.
(5)	Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)

As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

(7)	Ms. Durbin is not eligible for ordinary retirement based on her age.

Commercial Metals Company    2024 Proxy Statement    60

EXECUTIVE COMPENSATION

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with applicable SEC interpretive guidance, we are providing the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees excluding the CEO as of August 31, 2023. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

At August 31, 2023, our principal executive officer was Ms. Smith, Chairman of the Board and CEO. Ms. Smith had annual total compensation of $9,603,625 in fiscal year 2023, as reflected in the Summary Compensation Table beginning on page 47. The median annual total compensation of all employees excluding the CEO in fiscal year 2023 was $55,698. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of employees excluding the CEO was 172 to 1.

As allowed by SEC regulations, we have used the same median employee for the past three years. As required, for fiscal year 2023, we identified a new median employee as of August 31, 2023. As of August 31, 2023, we had 13,584 full-time and part-time employees globally. In determining the employee population for purposes of identifying the median employee, we included all of our employees in the United States (10,343) and all of our employees in Poland (2,885). As permitted by the de minimis exemption under SEC regulations, for purposes of identifying the median employee in fiscal year 2023, we excluded all of the employees from the following countries, which represent in the aggregate less than 5 percent (5%) of our total employees: two employees in Australia, three employees in Canada, 106 employees in China, 12 employees in India, one employee in Indonesia, six employees in Malaysia, five employees in Vietnam, nine employees in Czechoslovakia, one employee in France, 25 employees in Germany, four employees in Netherlands, two employees in Slovakia, eight employees in the United Arab Emirates and 172 employees in the United Kingdom. We then identified the median employee based on base salary and target bonus for the fiscal year ended August 31, 2023. Because there was a small number of employees (approximately 141), who earned commissions rather than a bonus or were drivers paid by mile, we used base salary and commissions, or mileage pay paid, respectively for the calendar year 2022, for these employees. Earnings of our employees in Poland were converted from PLN to USD at a rate of PLN 4.0695 to $1.00 which is consistent with conversions for other purposes. We then utilized the same rules which we applied to the calculation of total compensation of the Company’s NEOs, as reflected in the Summary Compensation Table, to determine the annual total compensation of our median employee.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Commercial Metals Company    2024 Proxy Statement    61

EXECUTIVE COMPENSATION

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO
NEOs for the fiscal years listed below and certain measures of Company performance for such periods. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1),(2),(3) ($)	Value of Initial Fixed $100 Investment Based on: (4)		Net Income ($ Millions)	Adjusted EBITDA (Comp) (5) ($ Millions)
					Company TSR ($)	Peer Group TSR ($)

2023	$9,603,625	$20,834,770	$2,648,855	$4,195,063	$282.94	$376.11	$859.8	$1,367

2022	$10,207,641	$20,007,324	$2,768,137	$4,201,966	$201.02	$305.08	$1,217.3	$1,472

2021	$9,054,252	$19,888,683	$2,357,005	$3,608,516	$159.38	$265.38	$412.9	$762
(1)	Barbara R. Smith was our PEO for each year presented. The individuals comprising the non-PEO NEOs for each year presented are listed below.

2021	2022	2023

Paul J. Lawrence	Paul J. Lawrence	Peter R. Matt

Jody K. Absher	Ty L. Garrison	Paul J. Lawrence

Jennifer J. Durbin	Jody K. Absher	Ty L. Garrison

Tracy L. Porter	Jennifer J. Durbin	Jody K. Absher

	Tracy L. Porter	Jennifer J. Durbin
(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)

2023	$9,603,625	$(6,184,205)	$17,415,350	$20,834,770

2022	$10,207,641	$(5,825,836)	$15,625,519	$20,007,324

2021	$9,054,252	$(4,859,240)	$15,693,671	$19,888,683

Commercial Metals Company

2024 Proxy Statement

EXECUTIVE COMPENSATION

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	$2,648,855	$(1,503,482)	$3,049,690	$4,195,063
2022	$2,768,137	$(1,115,542)	$2,549,371	$4,201,966
2021	$2,357,005	$(917,366)	$2,168,877	$3,608,516
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2023	$5,426,209	$2,054,000	$2,762,628	$7,172,513	$—	$—	$17,415,350
2022	$4,866,271	$1,133,400	$2,921,104	$6,704,744	$—	$—	$15,625,519
2021	$3,837,861	$2,213,685	$2,687,565	$6,954,560	$—	$—	$15,693,671

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	$2,002,411	$388,349	$—	$658,930	$—	$—	$3,049,690
2022	$1,216,609	$261,708	$253,162	$817,892	$—	$—	$2,549,371
2021	$922,229	$348,646	$284,433	$613,569	$—	$—	$2,168,877
(4)
The Peer Group TSR set forth in this table utilizes the S&P 500 Steel Index which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K.
The amounts reported reflect the cumulative TSR of the Company and the S&P 500 Steel Index as of August 31 of each year presented assuming an initial $100 investment on August 31, 2020. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted EBITDA (Comp) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and non-PEO
NEOs in fiscal year 2023. We define Adjusted EBITDA (Comp) as the sum of the Company’s net earnings before interest expense, income taxes, depreciation and amortization expense, asset impairments, and amortization of acquired unfavorable contract backlog. Adjusted EBITDA (Comp) is a non-GAAP
financial measure. This performance measure may not have been the most important financial performance measure for fiscal years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Commercial Metals Company

2024 Proxy Statement

EXECUTIVE COMPENSATION

Relationship Among PEO and
Non-PEO
NEO Compensation Actually Paid, Company TSR and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average Compensation Actually Paid to our non-PEO
NEOs, the Company’s cumulative TSR over the three most recently completed fiscal years and the S&P 500 Steel Index TSR over the same period.

Commercial Metals Company

2024 Proxy Statement

EXECUTIVE COMPENSATION

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average Compensation Actually Paid to our non-PEO
NEOs, and our Net Income during the three most recently completed fiscal years.

Commercial Metals Company

2024 Proxy Statement

EXECUTIVE COMPENSATION

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company-Selected Measure
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average Compensation Actually Paid to our non-PEO
NEOs, and our Company-Selected Measure during the three most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for fiscal year 2023 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA (Comp) Adjusted Earnings (Comp) ROICC Relative TSR

Commercial Metals Company

2024 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Risk Assessment – Company-wide Compensation Policies and Programs

The Compensation Committee has established and plans to continue to refine Company-wide compensation policies and programs that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Compensation Committee undertook, during our most recently ended fiscal year, an assessment of our compensation arrangements, including those for our NEOs. In conducting this assessment, the Compensation Committee asked FW Cook, its independent compensation consultant, to perform, among other things, a review of our (i) compensation philosophy, (ii) peer group companies, (iii) compensation mix, (iv) cash and equity-based incentive plans and (v) administrative procedures. The Compensation Committee also asked FW Cook to examine our cash and equity-based compensation plans in comparison to market practices.

The considerations and findings of the assessment by the Compensation Committee included:

•	The Compensation Committee believes that the distribution of compensation among our core compensation elements focuses our employees on both the nearer-term and long-term performance of the Company;

•	Our cash incentive compensation programs include financial measures intended to be aligned with the Company’s short-, medium- and long-term business goals;

•	Our equity-based incentive awards provide for payouts over a multi-year period so that our NEOs remain focused on our performance beyond the immediate fiscal year;

•

Our cash and equity-based awards contain a range of performance levels, multiple metrics and payouts to discourage executives from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation;

•	Caps on awards to certain executives, limits on maximum award size and our clawback policy also limit risk under the Company’s incentive plans;

•	A cap is placed on the number of shares of common stock of CMC that may be awarded to any director in any fiscal year;

•	Executives and directors are required to hold a meaningful number of shares of CMC’s common stock pursuant to our stock ownership guidelines; and

•

The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data and, when achieving maximum performance, to reach total compensation at the upper quartile of Peer Data.

Based upon this assessment, the Compensation Committee does not believe that our Company-wide compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Commercial Metals Company    2024 Proxy Statement    67

NON-EMPLOYEE DIRECTOR COMPENSATION

The compensation arrangements for non-employee directors are described below. The following table and footnotes outline the compensation paid to our non-employee directors for fiscal year 2023, as well as the outstanding equity awards held by the non-employee directors as of August 31, 2023. Ms. Smith did not receive fees for her service on our Board during fiscal year 2023.

Fiscal Year 2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Vicki L. Avril-Groves	$144,000	$139,976	$—	$283,976

Lisa M. Barton	$139,000	$139,976	$—	$278,976

Peter R. Matt(3)	$70,500	$—	$—	$70,500

Gary E. McCullough	$128,208	$139,976	$—	$268,184

John R. McPherson	$120,000	$139,976	$—	$259,976

Sarah E. Raiss	$157,000	$139,976	$—	$296,976

J. David Smith(4)	$37,667	$—	$—	$37,667

Charles L. Szews	$147,000	$139,976	$—	$286,976

Robert S. Wetherbee	$60,000	$109,693	$—	$169,693

(1)	No non-employee directors elected to receive their fiscal year 2023 cash director fees in the form of common stock or RSUs.

(2)

Includes the grant date fair value of equity awards granted in fiscal year 2023 and calculated in accordance with FASB ASC Topic 718. Assumptions used in determining these values can be found in Note 13 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 12, 2023. Six of the non-employee directors were granted RSAs and one of the non-employee directors was granted RSUs. Six of the RSA and RSU equity awards vest on January 11, 2024 and one vests on March 21, 2024, in each case provided such director is still serving as a director and has not had an accelerated vesting event, such as retirement, death, permanent disability or a change in control.

(3)

Mr. Matt was appointed President on April 9, 2023 and became an employee director at that time. Mr. Matt was compensated on a prorated basis for his service as a non-employee director through April 8, 2023 and his RSA was canceled at that time.

(4)	Mr. Smith retired as a director at our 2023 annual meeting of stockholders and was compensated on a prorated basis for his service as a director through January 11, 2023.

Commercial Metals Company    2024 Proxy Statement    68

NON-EMPLOYEE DIRECTOR COMPENSATION

As of August 31, 2023, each individual who served as a non-employee director during fiscal year 2023 had outstanding the following number of deferred RSUs, RSAs or RSUs:

Director	Deferred Restricted Stock Units	Restricted Stock/ Restricted Stock Units

Vicki L. Avril-Groves	27,428	2,492

Lisa M. Barton	—	2,492

Peter R. Matt	—	—

Gary E. McCullough	—	2,492

John R. McPherson	5,305	2,492

Sarah E. Raiss	15,920	2,492

J. David Smith	—	—

Charles L. Szews	—	2,492

Robert S. Wetherbee	—	2,381

Director Retainers and Fees

None of our employees receive additional compensation for serving as a director. In addition, if the Board or any committee holds more than 10 meetings in a calendar year, members of the Board and such committee are entitled to receive Board and committee meeting fees of $2,000 per additional meeting attended. Our non-employee directors receive annual retainer fees for Board and committee service as set forth below:

	Retainer ($)

Annual Director Retainer (the “Annual Director Retainer”)	$260,000	(1)

Lead Director	$35,000

Audit Committee Chair	$25,000

Compensation Committee Chair	$20,000

Finance Committee Chair	$15,000

Nominating and Corporate Governance Committee Chair	$15,000

(1)

In fiscal year 2023, directors received $140,000 of the Annual Director Retainer in equity and $120,000 in cash. The equity portion of the Annual Director Retainer was fully issued in deferred RSUs, RSAs or RSUs in the 2023 calendar year. Additionally, any director may elect to be paid the cash portion of the Annual Director Retainer or committee retainer(s) in Company common stock. CMC maintains a Non-Employee Director Deferred Compensation Program under which non-employee directors may defer all or a portion of their compensation until their separation from our Board.

Director Stock Ownership Guidelines

Under CMC’s stock ownership guidelines, non-employee directors are required to own Company common stock equal in value to five times such person’s annual cash retainer, and each non-employee director has five years from joining the Board to achieve this threshold.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for fiscal year 2023 were Mses. Avril-Groves (Chair) and Barton and Messrs. McCullough, Smith (until January 11, 2023) and Wetherbee (since March 21, 2023). No member of the Compensation Committee was at any time during fiscal year 2023, or at any other time, an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving either as a member of our Compensation Committee or as a member of our Board. There were no relationships requiring disclosure under Item 404 of Regulation S-K or Item 407(e)(4) of Regulation S-K that involved any member of the Compensation Committee during fiscal year 2023.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Donnie Garrison, brother of our Senior Vice President, Operational and Commercial Excellence, Ty L. Garrison, is employed by us as Lead—Mills Process in our Information Technology department. In this capacity, he was paid cash compensation, including base salary and annual bonus, of $142,412 for his services during fiscal year 2023, which is in line with CMC’s normal pay policies and practices. He received total taxable compensation of $136,726, including life insurance premiums. Ty L. Garrison does not directly or indirectly determine the compensation or job position of Donnie Garrison.

Since 1978, we have had a Code of Conduct that applies to all directors, officers and employees (collectively, “Covered Persons”). The Code of Conduct, as amended, can be found in the Corporate Governance section of our website at www.cmc.com. The Code of Conduct prohibits a Covered Person from engaging in transactions in which he or she may have a conflict of interest without first disclosing the potential conflict of interest to his or her supervisor and seeking prior approval. Additionally, we have adopted a written policy regarding review and approval of related party transactions by the Audit Committee (the “Related Person Transactions Policy”).

CMC’s Related Person Transactions Policy defines a “Related Person Transaction” as any transaction involving an amount in excess of $120,000 in which the Company is a participant and in which a Related Person (as defined below) has or will have a direct or indirect material interest, including, without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The Related Person Transactions Policy also contains categories of certain transactions that our Board has identified as not constituting Related Person Transactions, because such transactions are not deemed to create a direct or indirect material interest for the Related Person.

A “Related Person” is (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company or (iii) an immediate family member of any of the persons identified in clauses (i) or (ii). Immediate family members include a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any individual (other than a tenant or employee) sharing the household of such person.

Under the Related Person Transactions Policy, each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the policy (i) by the Audit Committee or (ii) if the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of our Board, by such disinterested members of our Board by the vote of a majority thereof. In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of our Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction.

No director participates in any discussion or approval of a Related Person Transaction for which he or she is a Related Person, except that the director is required to provide all material information concerning the Related Person Transaction to the Audit Committee or disinterested directors reviewing such transaction.

Except as described herein, there were no transactions considered to be a Related Person Transaction since the beginning of CMC’s 2023 fiscal year through the date of this proxy statement.

Commercial Metals Company    2024 Proxy Statement    71

AUDIT COMMITTEE REPORT

The following report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Our Board annually selects the members of the Audit Committee. During fiscal year 2023, the members of the Audit Committee were Messrs. Szews (Chair) and McPherson, and Ms. Raiss. In addition, Mr. Matt was a member of the Audit Committee through April 9, 2023, the date he assumed the role of President of the Company. Our Board has determined that each member of the Audit Committee is qualified to serve. Our Board has determined that each member of the Audit Committee satisfies all applicable financial literacy requirements, and each member is independent as required by the Sarbanes-Oxley Act, Rule 10A-3 of the Exchange Act and the listing standards of the NYSE. Our Board has determined that Messrs. McPherson and Szews meet the definition of “audit committee financial expert” as defined by the SEC. During fiscal year 2023, the Audit Committee met five times.

Roles and Responsibilities

The Audit Committee’s responsibilities are outlined in a charter approved by our Board, a current copy of which can be found on our website at www.cmc.com by clicking on “Investors,” then “Governance and Board of Directors.” On an annual basis, the Audit Committee conducts a self-assessment review and also reviews and assesses the adequacy of its charter.

The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements and disclosures, the Company’s compliance with legal and regulatory requirements, the Company’s procedures for monitoring compliance with the Company’s Code of Conduct and Business Ethics, the Company’s policies and procedures to address cybersecurity risks, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s internal control systems. The Audit Committee, among other activities described in its charter, has sole authority for the appointment (subject to stockholder ratification), compensation, retention, oversight, termination and replacement of the independent registered public accounting firm, recommends to our Board whether the audited financial statements should be included in our Annual Report on Form 10-K, reviews quarterly financial statements and earnings press releases with management and the independent registered public accounting firm, reviews with our internal audit staff and independent registered public accounting firm our controls and procedures and is responsible for approving all audit and engagement fees of the independent registered public accounting firm. The Audit Committee also participates in the selection and evaluation of the Company’s lead audit partner. The Audit Committee regularly meets independently as a committee and separately from management with the internal audit staff, the independent registered public accounting firm, as well as the Chief Financial Officer, the Chief Legal Officer, and the Chief Accounting Officer.

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the Company’s financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm.

Commercial Metals Company    2024 Proxy Statement    72

AUDIT COMMITTEE REPORT

Fiscal 2023 Actions

During fiscal year 2023, management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2023 with management and with the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments and estimates, the quality, not just acceptability, of the Company’s accounting principles, disclosures and such other matters as are required to be discussed by the Statement on Auditing Standards No. 1301 (Communications with Audit Committees) with the independent registered public accounting firm. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC rules. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence under such standards and has determined that the services provided by Deloitte & Touche LLP are compatible with maintaining its independence.

Fiscal 2023 Audited Financial Statements

Based on the Audit Committee’s discussions with management, the Company’s internal auditors and Deloitte & Touche LLP, and the Audit Committee’s review of the audited financial statements, including the representations of management and Deloitte & Touche LLP with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Audit Committee charter, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited financial statements for the fiscal year ended August 31, 2023 be included in the Company’s Annual Report on Form 10-K as filed on October 12, 2023 with the SEC.

Charles L. Szews, Chair

John R. McPherson

Sarah E. Raiss

Commercial Metals Company    2024 Proxy Statement    73

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2024, subject to stockholder ratification. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1959. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interests of CMC and its stockholders. Fees billed by Deloitte & Touche LLP and its member firms and affiliates to us for services provided in the fiscal years ended August 31, 2023 and August 31, 2022 were:

Type of Fees	Fiscal Year 2023	Fiscal Year 2022
Audit Fees	$3,939,999	$4,332,988
Audit-Related Fees	$—	$—
Tax Fees	$68,081	$155,917
All Other Fees	$8,000	$8,000
Total	$4,016,080	$4,496,905

“Audit Fees” are fees billed for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and for the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements. “Tax Fees” are billed for professional services for tax compliance, tax advice and tax planning. “All Other Fees” are fees billed for any services not included in the first three categories. For fiscal years 2023 and 2022, “All Other Fees” consisted of fees billed for use of the Deloitte Accounting Research Tool, an online research tool.

The Audit Committee has adopted the following practices regarding the engagement of our independent registered public accounting firm to perform services for us:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm shall provide the Audit Committee with the scope and fee budget proposal for the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, the scope and budget for audit services will be formally accepted by the Audit Committee.

For non-audit services, Company management periodically submits to the Audit Committee for pre-approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Audit Committee will review and approve, as it considers appropriate, both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. All of the services described above were approved by the Audit Committee pursuant to these pre-approval processes. The Audit Committee considers non-audit fees and services when assessing auditor independence.

To ensure prompt handling of unexpected matters, the Audit Committee may periodically delegate to the Chair of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair of the Audit Committee will report any action taken in this regard to the Audit Committee at the next Audit Committee meeting.

Commercial Metals Company    2024 Proxy Statement    74

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has specifically charged the independent registered public accounting firm with the responsibility of ensuring that all audit and non-audit services provided to us have been pre-approved by the Audit Committee. The CFO and independent registered public accounting firm are responsible for tracking all of the independent registered public accounting firm’s fees against the pre-approved budget for such services and periodically reporting that status to the Audit Committee.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Our Board requests that stockholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending August 31, 2024. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year ending August 31, 2024 if the Audit Committee determines that such a change should be made.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2024.

The Audit Committee and our Board recommend a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

Commercial Metals Company    2024 Proxy Statement    75

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing stockholders with an advisory, non-binding vote on the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules, which is commonly referred to as a “say-on-pay vote.” Our current policy is to hold an advisory say-on-pay vote each year and we expect to hold the next such advisory vote at the 2025 annual meeting of stockholders.

As disclosed in the Compensation Discussion and Analysis (which starts on page 33 of this proxy statement), CMC believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The objectives of CMC’s executive compensation program are to:

•	facilitate the attraction and retention of top-caliber talent;

•	align executive pay with performance;

•	align the interests of our executives with those of our stockholders; and

•	offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives dependent upon achieving the financial performance goals.

Within the objectives listed above, the Compensation Committee generally believes that it is in the interests of CMC and its stockholders that the “variable” compensation performance metrics should be:

•	primarily based on pre-established performance goals;

•	designed to compensate based upon a combination of individual, business unit and Company performance; and

•	established and communicated early in the performance period in order to align individual performance with Company goals.

While our annual say-on-pay vote is advisory, we value the opinions of our stockholders and carefully and thoughtfully consider our stockholders’ concerns and opinions in our annual evaluation of our executive compensation program.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the named executive officers of CMC, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and accompanying narrative discussion, is approved.”

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to approve the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement. The say-on-pay vote is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Our Board recommends a vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

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PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with a non-binding, advisory vote on the frequency of future advisory votes on executive compensation. Commonly known as a “say-on-frequency” proposal, this vote gives our stockholders the opportunity to express their views on whether future advisory votes on executive compensation should occur once every year, every two years or every three years. This say-on-frequency vote must be submitted to stockholders at least once every six years. At our 2018 annual meeting of stockholders, which was the last time we held a say-on-frequency vote, 68.2% of our stockholders voted in support of conducting the advisory vote on executive compensation annually, and we have done so since 2018. Our Board believes that continuing to provide our stockholders with the ability to express their views on executive compensation annually aligns with our practice of regularly engaging with stockholders to obtain feedback on corporate governance and executive compensation matters. Our Board therefore recommends that stockholders vote for the option to hold future advisory votes on executive compensation annually.

Vote Required

The say-on-frequency proposal is being submitted to enable stockholders to select, on an advisory basis, whether the advisory vote on executive compensation should be held every one, two or three years. The frequency of future advisory votes on executive compensation will be approved by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, such that the option receiving the most votes will be considered the recommendation of the stockholders, and abstentions will have no effect on the outcome. Although the say-on-frequency vote is non-binding, our Board and the Compensation Committee will consider the voting results when making future decisions regarding the frequency of future advisory votes on executive compensation.

Our Board recommends a vote of every ONE YEAR for the frequency of future advisory votes on executive compensation.

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EQUITY COMPENSATION PLANS

The following table presents information about our equity compensation plans as of August 31, 2023:

	A.	B.	C.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	1,777,591	$37.01	3,701,676
Equity compensation plans not approved by security holders	—	—	—
Total	1,777,591	$37.01	3,701,676

GENERAL

A copy of our Annual Report on Form 10-K filed with the SEC on October 12, 2023 is contained within the annual report. The Annual Report on Form 10-K includes our financial statements for the year ended August 31, 2023. Copies of the Annual Report on Form 10-K and the annual report are available to stockholders online at www.proxydocs.com/CMC by using the control number on your Proxy Card and on the Notice Regarding the Availability of Proxy Materials. Because we are furnishing proxy materials to our stockholders on the Internet, you will not receive a printed copy of the annual report unless you have specifically requested it. You may request a copy of the annual report, without charge, by contacting the Corporate Secretary of the Company by phone at (214) 689-4300 or by mail to 6565 N. MacArthur Blvd. Suite 800, Irving, TX 75039.

We will bear the cost of soliciting proxies on behalf of CMC. Our directors, officers and employees may also solicit proxies by mail, telephone, facsimile, personal contact or through online methods. We will reimburse their expenses for doing this. We will also reimburse banks, brokers, trusts and other nominees for their costs in forwarding proxy materials to beneficial owners of our common stock.

Commercial Metals Company    2024 Proxy Statement    78

2025 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

It is currently contemplated that our 2025 annual meeting of stockholders will take place on or about January 8, 2025. Pursuant to regulations of the SEC, in order to be included in our proxy statement for the 2025 annual meeting, stockholder proposals must be received at our principal executive office, 6565 North MacArthur Boulevard, Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no later than July 24, 2024 and must comply with additional requirements established by the SEC. Pursuant to our amended and restated bylaws, a stockholder proposal to bring business before the 2025 annual meeting of stockholders submitted outside of the processes established in Rule 14a-8 promulgated by the SEC or to nominate a person for election to the Board pursuant to the advance notice provisions of our amended and restated bylaws will be considered untimely before September 12, 2024 and untimely after October 12, 2024.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders pursuant to the advance notice provisions on the same basis that it evaluates other nominees for director, provided stockholders submit the required information in writing in a timely manner addressed to the attention of the Nominating and Corporate Governance Committee and delivered to our principal executive office, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the advance notice provisions in our amended and restated bylaws addressing stockholder nominations of directors.

Pursuant to the proxy access provisions of our amended and restated bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our amended and restated bylaws. To include a nominee for our Board in our proxy materials, a compliant nomination notice for the 2025 annual meeting must be received at our principal executive office, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no earlier than June 24, 2024 and no later than July 24, 2024. The nomination notice must contain the information required by the proxy access provisions of our amended and restated bylaws.

Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our amended and restated bylaws.

OTHER BUSINESS

Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the Proxy Holders will vote in accordance with their best judgment.

By Order of the Board of Directors,

Jody K. Absher

Senior Vice President, Chief Legal Officer and Corporate Secretary

November 21, 2023

Commercial Metals Company    2024 Proxy Statement    79

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

This proxy statement contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below. Management uses non-GAAP financial measures to evaluate financial performance and the Compensation Committee uses non-GAAP financial metrics to set target benchmarks for annual and long-term incentive performance plans. Non-GAAP financial measures should be viewed in addition to, and not as alternatives for, the most directly comparable measures derived in accordance with GAAP and may not be comparable to similar measures presented by other companies.

Regularly Reported Non-GAAP Financial Measures

Adjusted EBITDA and Core EBITDA

Adjusted EBITDA and core EBITDA are non-GAAP financial measures. Management uses Adjusted EBITDA and core EBITDA to evaluate our financial performance. Adjusted EBITDA and core EBITDA should not be considered as alternatives to net earnings (loss) from continuing operations, or any other performance measure derived in accordance with GAAP. However, we believe that Adjusted EBITDA and core EBITDA provide relevant and useful information, which is often used by investors, analysts, creditors and other interested parties in our industry as they allow: (i) comparison of our earnings to those of our competitors; (ii) supplemental measures of our ongoing core performance; and (iii) the assessment of period-to-period performance trends.

Amounts shown in millions	2023
Net earnings	$860
Interest expense	40
Income taxes	262
Depreciation and amortization	219
Asset impairments	4
Adjusted EBITDA	$1,385
Non-cash equity compensation	61
Mill operational commissioning costs(1)	32
Settlement of New Markets Tax Credit transaction	(18)
Core EBITDA	$1,460

(1)	Net of depreciation.

Commercial Metals Company    2024 Proxy Statement    A-1

APPENDIX A

Return on Invested Capital

Return on Invested Capital is a non-GAAP financial measure. Return on Invested Capital is defined as net operating profit, using the statutory tax rate, divided by total assets less cash and cash equivalents less accounts payable and accrued expenses and other payables, averaged using the beginning, ending and quarterly interim balances over a 12-month period. The following table provides the calculation of net operating profit and invested capital, which are used to calculate Return on Invested Capital:

Amounts shown in millions, except percentage	2023
Earnings before Income Taxes	$1,122
Interest expense	40
Mill operational commissioning costs	36
Asset impairments	4
Settlement of New Markets Tax Credit transaction	(18)
Operating Profit	$1,184
Income taxes at statutory rate	(289)

Net Operating Profit	$895
Average total assets	6,431
Average cash and cash equivalents	(585)
Average accounts payable	(399)
Average accrued expenses and other payables	(443)
Invested Capital	$5,004
Return on Invested Capital	17.9%

Non-GAAP Financial Measures for Compensation Purposes

Adjusted Earnings (Comp) and Adjusted EBITDA (Comp)

Adjusted earnings from continuing operations for compensation purposes (“Adjusted Earnings (Comp)”) is a non-GAAP financial measure that is equal to earnings from continuing operations before income taxes, excluding certain items related to the achievement of strategic operating goals of the Company that arose after the financial performance goals were set and other items that were fundamentally different in strategic nature from ongoing performance. Adjusted EBITDA for compensation purposes (“Adjusted EBITDA (Comp)”) is a non-GAAP financial measure that is equal to Adjusted Earnings (Comp), excluding interest expense, income taxes, depreciation and amortization expense and the amortization of acquired unfavorable contract backlog. Adjusted Earnings (Comp) and Adjusted EBITDA (Comp) are used as metrics within our annual and long-term incentive performance plans for management. Adjusted EBITDA (Comp) differs from Adjusted EBITDA as regularly reported due to items that were not determined to be relevant to evaluate the achievement of pre-established financial performance goals.

Commercial Metals Company    2024 Proxy Statement    A-2

APPENDIX A

A reconciliation of earnings from continuing operations before income taxes to Adjusted Earnings (Comp) and Adjusted EBITDA (Comp) is provided below:

Amounts shown in millions	2019	2020	2021	2022	2023

Earnings from Continuing Operations Before Income Taxes	$268	$371	$534	$1,515	$1,122

Adjustments:

Settlement of New Markets Tax Credit transaction	—	—	—	—	(18)

Loss on debt extinguishment	—	2	17	16	—

Asset impairments	—	7	7	5	4

Gains on sale of assets	—	—	(10)	(275)	—

Acquisition and integration related costs and other	12	32	—	9	—

Acquisition related earnings	—	—	—	(12)	—

Facility closure	4	11	—	—	—

Total Adjustments:	16	52	14	(257)	(14)

Adjusted Earnings from Continuing Operations Before Income Taxes for Compensation Purposes	$284	$423	$548	$1,258	$1,108
Income taxes at projected effective tax rate	65	106	148	368	277

Adjusted Earnings (Comp)	$219	$317	$400	$890	$831

Interest expense	71	62	52	51	40

Income taxes at projected effective tax rate	65	106	148	368	277

Depreciation and amortization	159	166	168	163	219

Amortization of acquired unfavorable contract backlog	(75)	(29)	(6)	—	—

Adjusted EBITDA (Comp)	$440	$621	$762	$1,472	$1,367

ROICC

Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. ROICC is net adjusted operating profit, using the Company’s projected effective tax rate, divided by the sum of stockholders equity, long-term debt, current maturities of long-term debt, less cash and cash equivalents in excess of base cash, averaged using the beginning, ending and quarterly interim balances over a 12-month period and adjusted, as needed, to exclude impacts related to the achievement of strategic operating goals of the Company that arose after the financial performance goals were set. See above for the reconciliation of Adjusted Earnings before income taxes for compensation purposes to earnings from continuing operations before income taxes. The following table provides the calculation of net adjusted operating profit and invested capital for compensation purposes, which are used to calculate ROICC:

Amounts shown in millions, except percentages	2020	2021	2022	2023
Adjusted Earnings Before Income Taxes for Compensation Purposes	$423	$548	$1,258	$1,108
Interest expense	62	52	51	40
Adjusted Operating Profit	$485	$600	$1,309	$1,148
Income taxes at projected effective tax rate	(119)	(162)	(383)	(287)

Net Adjusted Operating Profit	$366	$438	$926	$861

Average total stockholders’ equity*	1,755	2,057	2,730	3,759

Average long-term debt*	1,154	1,035	1,138	1,105

Average current maturities of long-term debt*	17	23	159	182
Average cash and cash equivalents in excess of base cash*	(131)	(263)	(361)	(385)
Invested Capital for Compensation Purposes	$2,795	$2,852	$3,666	$4,661
Return on Invested Capital for Compensation Purposes	13.1%	15.4%	25.3%	18.5%
*	Financial metric adjusted to exclude impacts of transactions or events that arose after the financial performance goals were set.

Commercial Metals Company 2024 Proxy Statement A-3

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/CMC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-362-4503 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Commercial Metals Company Annual Meeting of Stockholders For Stockholders of Record as of November 13, 2023 DATE: Wednesday, January 10, 2024 TIME: 10:00 AM, Central Time PLACE: 6565 North MacArthur Boulevard, CMC Hall, 9th Floor Irving, TX 75039 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Peter R. Matt, Paul J. Lawrence and Jody K. Absher (each a “Proxy Holder”, and collectively, the “Proxy Holders”) , and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Commercial Metals Company which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE, “FOR” PROPOSALS 2 AND 3 AND “1 YEAR” ON PROPOSAL 4. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Proxy Holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Proxy Holders cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Commercial Metals Company Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND “1 YEAR” ON PROPOSAL 4. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. The election of the three persons named below to serve as Class II directors until the 2027 annual meeting of stockholders and until their successors are elected; 1.01 Vicki L. Avril-Groves 1.02 John R. McPherson 1.03 Barbara R. Smith FOR AGAINS ABSTAIN FOR FOR FOR 2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2024; FOR AGAINST ABSTAIN FOR FOR 3. An advisory vote on executive compensation; and 4. An advisory vote on the frequency of future advisory votes on executive compensation. 1YR 2YR 3YR ABSTAIN 1 YEAR NOTE: Such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting will be voted on by the Proxy Holders in their discretion. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date